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                                MASTER AGREEMENT

                                  by and among

                      WHITE MOUNTAINS INSURANCE GROUP LTD.,

                             ONEBEACON CORPORATION,

                                       and

                        LIBERTY MUTUAL INSURANCE COMPANY




                          Dated as of October 30, 2001









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                                TABLE OF CONTENTS
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                                                                            PAGE


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ARTICLE I. DEFINITIONS.......................................................3

Section 1.01  DEFINITIONS....................................................3

ARTICLE II. TRANSFER AND ACQUISITION OF ASSETS...............................3

Section 2.01  TRANSFER AND ACQUISITION.......................................3
Section 2.02  PAYMENTS ON CLOSING............................................4
Section 2.03  PLACE AND DATE OF CLOSING......................................4
Section 2.04  ADDITIONAL TRANSACTIONS TO BE EFFECTED AT THE CLOSING..........4
Section 2.05  EXCLUDED ASSETS AND EXCLUDED LIABILITIES.......................4

ARTICLE III. A.  REPRESENTATIONS AND WARRANTIES OF ONEBEACON.................5

Section 3.01  ORGANIZATION, STANDING AND AUTHORITY...........................5
Section 3.02  AUTHORIZATION..................................................5
Section 3.03  NO CONFLICT OR VIOLATION, ETC..................................5
Section 3.04  ACCURACY OF INFORMATION........................................6
Section 3.05  CONTRACTS......................................................6
Section 3.06  TITLE TO ASSETS................................................7
Section 3.07  SUFFICIENCY....................................................7
Section 3.08  LITIGATION; ORDERS.............................................8
Section 3.09  COMPLIANCE WITH LAWS...........................................8
Section 3.10  EMPLOYEES AND EMPLOYEE BENEFIT PLANS...........................9
Section 3.11  BROKERS........................................................9
Section 3.12  ONEBEACON INSURERS; PERMITS AND FRANCHISES.....................9
Section 3.13  COMPUTER SOFTWARE AND HARDWARE................................10
Section 3.14  INTELLECTUAL PROPERTY.........................................12
Section 3.15  INSURANCE BUSINESS............................................14
Section 3.16  INDEPENDENT PRODUCERS; OUTSTANDING BALANCES...................15
Section 3.17  OWNED PROPERTY; LEASED PROPERTY LEASES........................16
Section 3.18  LABOR RELATIONS AND EMPLOYMENT................................16
Section 3.19  ENVIRONMENTAL MATTERS.........................................17
Section 3.20  REINSURANCE AND RETROCESSIONS.................................17
ARTICLE III.B.  REPRESENTATIONS AND WARRANTIES OF PARENT....................18
Section 3.B.1 ORGANIZATION, STANDING AND AUTHORITY..........................18
Section 3.B.2 AUTHORIZATION.................................................18
Section 3.B.3 NO CONFLICT OR VIOLATION, ETC.................................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF LIBERTY.......................19

Section 4.01  ORGANIZATION, STANDING AND AUTHORITY..........................19
Section 4.02  AUTHORIZATION.................................................19
Section 4.03  NO CONFLICT OR VIOLATION, ETC.................................19
Section 4.04  LITIGATION; ORDERS............................................20

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Section 4.05  COMPLIANCE WITH LAWS..........................................20
Section 4.06  BROKERS.......................................................21
Section 4.07  PERMITS AND FRANCHISES........................................21
Section 4.08  INSURANCE BUSINESS............................................21

ARTICLE V. COVENANTS........................................................22

Section 5.01  CONDUCT OF BUSINESS...........................................22
Section 5.02  NO SOLICITATION...............................................23
Section 5.03  ACCESS TO INFORMATION; CONFIDENTIALITY........................24
Section 5.04  COMMERCIALLY REASONABLE BEST EFFORTS..........................24
Section 5.05  CONSENTS, APPROVALS AND FILINGS...............................25
Section 5.06  NOTIFICATION..................................................28
Section 5.07  FURTHER ASSURANCES............................................29
Section 5.08  EXPENSES......................................................29
Section 5.09  EMPLOYEES AND EMPLOYEE BENEFITS...............................29
Section 5.10  INTELLECTUAL PROPERTY AND COMPUTER SOFTWARE...................34
Section 5.11  INTERNAL REINSURANCE ARRANGEMENTS.............................36
Section 5.12  CHANGE OF NAME................................................36
Section 5.13  INDEPENDENT PRODUCERS.........................................37
Section 5.14  ANCILLARY AGREEMENTS..........................................38
Section 5.15  AGREEMENTS REGARDING TRANSFER AND USE OF OWNED PROPERTY
              AND LEASED PROPERTY...........................................38
Section 5.16  PARENT GUARANTY...............................................38
Section 5.17  INDEPENDENT PRODUCER DELINQUENT BALANCES......................39

ARTICLE VI. CONDITIONS PRECEDENT TO THE  OBLIGATIONS OF LIBERTY.............39

Section 6.01  REPRESENTATIONS AND COVENANTS.................................39
Section 6.02  SECRETARY'S CERTIFICATE.......................................39
Section 6.03  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS............40
Section 6.04  NO INJUNCTION OR ILLEGALITY...................................40
Section 6.05  NO MATERIAL IMPAIRMENT OF SYSTEMS.............................40

ARTICLE VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND
              ONEBEACON.....................................................40

Section 7.01  REPRESENTATIONS AND COVENANTS.................................41
Section 7.02  SECRETARY'S CERTIFICATE.......................................41
Section 7.03  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS............41
Section 7.04  NO INJUNCTION OR ILLEGALITY...................................41

ARTICLE VIII. FURTHER AGREEMENTS............................................42

Section 8.01  ACCESS TO INFORMATION.........................................42
Section 8.02  USE OF INFORMATION............................................42
Section 8.03  NON-COMPETITION, NON-SOLICITATION.............................43
Section 8.04  COOPERATION...................................................46
Section 8.05  TAXES.........................................................47


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Section 8.06  INTERNET USAGE................................................53
Section 8.07  ASSIGNMENT OF RIGHTS..........................................53
Section 8.08  TRANSITION PLAN...............................................53
Section 8.09  CONFIDENTIALITY...............................................53
Section 8.10  SECURITY OF COMPETITIVE DATA..................................54

ARTICLE IX. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.......54

Section 9.01  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.....54

ARTICLE X. INDEMNIFICATION..................................................55

Section 10.01 INDEMNIFICATION BY ONEBEACON..................................55
Section 10.02 INDEMNIFICATION BY LIBERTY....................................56
Section 10.03 INDEMNIFICATION PROCEDURES....................................56
Section 10.04 TAX MATTERS...................................................58
Section 10.05 CALCULATION OF LOSSES.........................................58
Section 10.06 WAIVER........................................................58
Section 10.07 INTERPRETATION OF REPRESENTATIONS AND WARRANTIES..............59

ARTICLE XI. TERMINATION PRIOR TO CLOSING....................................59

Section 11.01 TERMINATION OF AGREEMENT......................................59
Section 11.02 TERMINATION PROCEDURE.........................................60
Section 11.03 SURVIVAL......................................................60

ARTICLE XII. GENERAL PROVISIONS.............................................60

Section 12.01 PUBLICITY.....................................................60
Section 12.02 DOLLAR REFERENCES.............................................61
Section 12.03 NOTICES.......................................................61
Section 12.04 ENTIRE AGREEMENT..............................................62
Section 12.05 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES;
              PRESERVATION OF REMEDIES......................................62
Section 12.06 GOVERNING LAW.................................................62
Section 12.07 BINDING EFFECT; ASSIGNMENT....................................62
Section 12.08 INTERPRETATION................................................63
Section 12.09 NO THIRD PARTY BENEFICIARIES..................................63
Section 12.10 EXECUTION IN COUNTERPARTS.....................................63
Section 12.11 EXHIBITS AND SCHEDULES........................................63
Section 12.12 HEADINGS......................................................63
Section 12.13 SEVERABILITY..................................................64
Section 12.14 EQUITABLE REMEDIES............................................64
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                                    APPENDIX


Appendix A     Glossary of Terms


                                    EXHIBITS

Exhibit A-1    OneBeacon Subsidiaries

Exhibit A-2    RAM Group Companies

Exhibit B-1    Form of Pre-Closing Serviced Policies Administrative Services
               Agreement

Exhibit B-2    Form of Post-Closing Serviced Policies Administrative Services
               Agreement

Exhibit C      Form of Assumption Agreement

Exhibit D      Form of Bill of Sale and General Assignment

Exhibit E-1    Form of Peerless Post-Closing Indemnity Reinsurance Agreement

Exhibit E-2    Form of Liberty Northwest Post-Closing Indemnity Reinsurance
               Agreement

Exhibit E-3    Form of Liberty Northwest Indemnity Reinsurance Agreement

Exhibit F-1    Form of Rewritten Indemnity Reinsurance Agreement

Exhibit F-2    Form of OBIC Indemnity Reinsurance Agreement

Exhibit G      Form of RAM Reinsurance Option Agreement

Exhibit H      Form of Renewal Rights Agreement

Exhibit I      Form of Stock Purchase Agreement for Oregon Auto

Exhibit J      Form of Transition Services Agreement

Exhibit K      Transition Plan

Exhibit L      Form of Employee Leasing Agreement

Exhibit M-1    Form of License Agreement-Owned Generally Used Software

Exhibit M-2    Form of License Agreement-Owned Generally Used Intellectual
               Property Rights

Exhibit M-3    Form of License Agreement-Hawkeye-Security Name and Marks
               Licensing Agreement

Exhibit N      Form of Lease Agreement


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Exhibit O-1    Form of Sublease Agreement

Exhibit O-2    Form of Assignment and Assumption Agreement

Exhibit P-1    Form of Offset Agreement

Exhibit P-2    Form of Liberty Northwest Offset Agreement

Exhibit Q      Form of Imaging Transition Services Agreement


                                       v

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                                    SCHEDULES

Schedule 1.01(a)         -  Assigned and Assumed Contracts

Schedule 1.01(b)(i)(A)   -  OneBeacon's Knowledge

Schedule 1.01(b)(i)(B)   -  OneBeacon's Reasonable Inquiry

Schedule 1.01(b)(ii)(A)  -  Liberty's Knowledge

Schedule 1.01(b)(ii)(B)  -  Liberty's Reasonable Inquiry

Schedule 1.01(c)         -  Tangible Assets

Schedule 1.01(d)         -  Specialty and National Accounts Lines of Business

Schedule 3.03            -  Necessary Consents, etc.

Schedule 3.04            -  Accuracy of Information

Schedule 3.05(a)         -  Contracts

Schedule 3.05(b)         -  Third Party Consents

Schedule 3.05(c)         -  Breaches and Violations

Schedule 3.06            -  Liens

Schedule 3.07            -  Sufficiency

Schedule 3.08            -  Litigation; Orders

Schedule 3.09(a)         -  Compliance with Laws

Schedule 3.09(b)         -  Deficiencies or Violations

Schedule 3.09(c)         -  Practices and Policies

Schedule 3.09(d)         -  Registrations, Filings and Submissions

Schedule 3.12(a)         -  OneBeacon Insurers; Permits and Franchises;
                            Necessary Permits

Schedule 3.13(a)(i)      -  Computer Software:  Owned or Licensed Exclusively
                            Used Software

Schedule 3.13(a)(ii)     -  Computer Software:  Owned or Licensed Generally
                            Used Software


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Schedule 3.13(c)         -  Hardware

Schedule 3.13(d)         -  Computer Software and Hardware: Licensing and
                            Maintenance Fees

Schedule 3.14(a)         -  Technology and Intellectual Property

Schedule 3.14(d)         -  Intellectual Property:  Licensing and Maintenance
                            Fees

Schedule 3.15            -  Insurance Business

Schedule 3.17(a)         -  Owned Properties

Schedule 3.17(b)         -  Leased Properties

Schedule 3.18            -  Labor Relations and Employment

Schedule 3.20            -  Outward Reinsurance Agreements

Schedule 3.B.3           -  Necessary Consents, etc.

Schedule 4.03            -  Necessary Consents, etc.

Schedule 4.04            -  Litigation; Orders

Schedule 4.05(a)         -  Compliance with Laws

Schedule 4.05(b)         -  Deficiencies or Violations

Schedule 4.05(c)         -  Practices and Policies

Schedule 4.05(d)         -  Registrations, Filings and Submissions

Schedule 4.07(a)         -  Permits and Franchises

Schedule 4.07(b)         -  Necessary Permits

Schedule 4.08            -  Insurance Business

Schedule 5.02            -  Third Party Confidentiality Agreements

Schedule 5.09(c)         -  Reimbursed Severance Payments

Schedule 5.09(d)(i)         OneBeacon Retention Program

Schedule 5.09(d)(ii)        Liberty Retention Program

Schedule 5.09(e)(iii)    -  Post-Retiree Benefits

Schedule 5.09(e)(v)(A)   -  Officer Contractual Severance Obligations


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Schedule 5.09(e)(v)(B)   -  Employee Contractual Severance Obligations

Schedule 10.06           -  Waiver



                                      viii
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                                MASTER AGREEMENT

            This MASTER AGREEMENT (this "Agreement"), dated as of October 30, 2001, is entered into by and among White Mountains Insurance Group, Ltd., a limited liability company continued and organized under the laws of Bermuda ("Parent"), OneBeacon Corporation, a Delaware corporation ("OneBeacon"), and Liberty Mutual Insurance Company, a mutual insurance company organized under the laws of the Commonwealth of Massachusetts ("Liberty").

                             W I T N E S S E T H:

            WHEREAS, the OneBeacon Subsidiaries conduct property and casualty insurance businesses throughout the United States through the use of Independent Producers (all capitalized terms used in these recitals and not otherwise defined have the respective meanings assigned to them in the Glossary of Terms attached as Appendix A hereto (the "Glossary of Terms"));

            WHEREAS, upon the terms and subject to the conditions of this Agreement, (i) (A) OneBeacon and each OneBeacon Subsidiary desires to sell, and Liberty and the RAM Group Companies desire to acquire, certain of the assets and rights associated with the Business, and (B) OneBeacon and each OneBeacon Subsidiary desires to assign, and Liberty and the RAM Group Companies desire to assume, certain liabilities associated with the Business, (ii) Liberty and OneBeacon desire that Peerless and OBIC and Liberty Northwest and OBIC enter into indemnity reinsurance agreements pursuant to which Peerless and Liberty Northwest will each reinsure certain property and casualty business written by the OneBeacon Insurers that has policy periods that become effective on or after the Effective Date, (iii) Liberty and OneBeacon desire that the OneBeacon Subsidiaries assist the RAM Group Companies in offering insurance policies to certain insureds included in the Business upon expiration of their policies with the OneBeacon Insurers, (iv) Liberty and OneBeacon desire that Peerless and OBIC and Liberty Northwest and OBIC enter into indemnity reinsurance agreements pursuant to which OBIC will reinsure a portion of such business written by the RAM Group Companies on or after the Effective Date as well as a portion of the property and casualty business renewed by the OneBeacon Insurers that has policy periods that become effective on or after the Effective Date and are reinsured by Peerless or Liberty Northwest as described in (ii) above, (v) OneBeacon and Liberty desire that OneBeacon, the OneBeacon Insurers and Liberty enter into administrative services agreements, pursuant to which Liberty will provide certain administrative services (including underwriting services) on behalf of the OneBeacon Insurers with respect to such property and casualty insurance businesses of the OneBeacon Insurers, (vi) Liberty desires that OneBeacon and the OneBeacon Subsidiaries provide to Liberty and the RAM Group Companies certain administrative and data processing services for a transition period following the Closing Date, (vii) OneBeacon desires to obtain and Liberty desires to grant an option to OneBeacon or its affiliated designees to enter into a 10% quota share reinsurance agreement with respect to insurance business written in a certain period after the Closing by those companies which on the effective date of the RAM Indemnity Reinsurance Agreement shall constitute the regional agency markets business unit of Liberty and (viii) Liberty Northwest desires to acquire all of the issued and outstanding capital stock of Oregon Auto; and

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            WHEREAS, in order to effectuate the foregoing, it is contemplated that, in accordance with the terms and subject to the conditions of this Agreement, (i) OBIC and Peerless will enter into the Peerless Post-Closing Indemnity Reinsurance Agreement and OBIC and Liberty Northwest will enter into the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement providing for the indemnity reinsurance by Peerless and Liberty Northwest, respectively, of certain property and casualty insurance policies written by the OneBeacon Insurers that have policy periods that become effective on or after the Effective Date, (ii) the OneBeacon Subsidiaries and Liberty will enter into the Renewal Rights Agreement pursuant to which the OneBeacon Subsidiaries will assist the RAM Group Companies in offering insurance policies to certain insureds included in the Business upon expiration of their insurance policies with the OneBeacon Insurers, (iii) OBIC and Peerless will enter into the Rewritten Indemnity Reinsurance Agreement and OBIC and Liberty Northwest will enter into the OBIC Indemnity Reinsurance Agreement providing for the indemnity reinsurance by OBIC of a portion of such business written by the RAM Group Companies on or after the Effective Date as well as a portion of the business reinsured by Peerless and Liberty Northwest pursuant to the Peerless Post-Closing Indemnity Reinsurance Agreement and the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement, respectively, (iv) OneBeacon, the OneBeacon Insurers and Liberty will enter into the Administrative Services Agreements, providing for Liberty's provision of certain administrative services (including underwriting services) on behalf of the OneBeacon Insurers with respect to certain property and casualty business written by the OneBeacon Insurers, (v) OneBeacon, the OneBeacon Subsidiaries, Liberty and the RAM Group Companies will enter into the Transition Services Agreement, providing, among other things, for OneBeacon's and the OneBeacon Subsidiaries' provision to Liberty and the RAM Group Companies of certain administrative and data processing services for a transition period following the Closing Date, (vi) the OneBeacon Subsidiaries, Liberty and the RAM Group Companies will enter into the License Agreements, providing licenses or sub-licenses (as applicable) to (A) Liberty and the RAM Group Companies to use certain hardware, software, and intellectual property of the OneBeacon Subsidiaries in connection with Liberty's and the RAM Group Companies' operation of the Business, and (B) Hawkeye-Security to use the Hawkeye-Security name for a period of time following the Closing,
(vii) subject to obtaining third party consents, Liberty or one or more of its designated Affiliates and specified OneBeacon Subsidiaries will enter into Sublease Agreements or Assignment and Assumption Agreements pursuant to which Liberty or such designated Affiliates will sublease or accept an assignment of the underlying leases of the Leased Properties, (viii) Liberty or one or more of its designated Affiliates and specified OneBeacon Subsidiaries will enter into Lease Agreements, pursuant to which, for a specified period of time following the Closing, Liberty or such designated Affiliates will lease the Owned Properties, (ix) Liberty and OneBeacon will enter into the RAM Reinsurance Option Agreement pursuant to which Liberty will grant an option to OneBeacon or its affiliated designees to enter into a 10% quota share reinsurance agreement with respect to insurance business written in a certain period after the Closing by those companies which on the effective date of the RAM Indemnity Reinsurance Agreement shall constitute the regional agency markets business unit of Liberty,
(x) Liberty Northwest and OBIC will enter into the Stock Purchase Agreement pursuant to which Liberty Northwest will agree to acquire all of the issued and outstanding capital stock of Oregon Auto, (xi) OneBeacon, certain OneBeacon Subsidiaries, Liberty and the RAM Group Companies will enter into the Employee Leasing Agreement pursuant to which Liberty and the RAM Group Companies will lease for a specified



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period of time following the Closing the services of those employees of the
OneBeacon Group who are principally employed in connection with the Business,
(xii) Liberty will execute and deliver to OneBeacon and the OneBeacon Subsidiaries the Assumption Agreement, providing for the assumption by Liberty of certain liabilities and obligations relating to the Business, (xiii) OneBeacon and the OneBeacon Subsidiaries will execute and deliver to Liberty the Bill of Sale and General Assignment, providing for the transfer to Liberty of certain of the assets and rights relating to the Business, (xiv) OneBeacon, the OneBeacon Subsidiaries, Liberty and the RAM Group Companies (as applicable) will enter into the Offset Agreements, providing, among other things, for the netting and setoff of debts and credits in favor of or against OneBeacon and the OneBeacon Subsidiaries, on the one hand, and Liberty and the RAM Group Companies, on the other hand, arising under certain Ancillary Agreements following the Closing Date, and (xv) OneBeacon, the OneBeacon Subsidiaries, Liberty and the RAM Group Companies will execute and deliver such other agreements, instruments and documents as are described herein.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.01 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Glossary of Terms, which is attached hereto as Appendix A and incorporated herein.

                                 ARTICLE II.

                       TRANSFER AND ACQUISITION OF ASSETS

            Section 2.01 TRANSFER AND ACQUISITION. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing (or, with respect to Transferred Assets which are assigned, subleased or transferred after the Closing Date, on the date of such assignment, sublease or transfer), OneBeacon shall, and OneBeacon shall cause the OneBeacon Subsidiaries to, sell, assign and transfer to Liberty, and Liberty shall purchase from the OneBeacon Subsidiaries or OneBeacon, as applicable, the Transferred Assets free and clear of all Liens other than Permitted Liens; PROVIDED, HOWEVER, that with respect to the Books and Records included in the Transferred Assets, on the Closing Date, OneBeacon and the OneBeacon Subsidiaries need only deliver to Liberty such Books and Records that are not physically located on the Owned Properties or the Leased Properties to the extent that Liberty shall have the right to occupy as of the Closing such Owned Properties and Leased Properties and PROVIDED FURTHER, that to the extent such Books and Records have already been provided to Liberty, OneBeacon and the OneBeacon Subsidiaries need only deliver such previously provided Books and Records within five (5) days following the Closing Date. All sales, assignments and transfers of the Transferred Assets shall be effected by the Transfer Documents.

            (b) Upon the terms and subject to the conditions of this Agreement, effective as of the Closing (or, with respect to Assumed Liabilities which are assumed after the Closing Date,



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on the date of such assumption), Liberty shall assume, and from and after the
Closing (or such later date, as applicable), Liberty shall pay, perform and discharge when due, all the Assumed Liabilities.

            Section 2.02 PAYMENTS ON CLOSING. At the Closing, in consideration for the OneBeacon Subsidiaries' and OneBeacon's transfer to Liberty of the Transferred Assets, Liberty shall pay the Purchase Price by wire transfer of immediately available funds in U.S. dollars to such account or accounts of OneBeacon as OneBeacon shall designate in writing at least two (2) Business Days prior to the Closing Date.

            Section 2.03 PLACE AND DATE OF CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated hereby abandoned pursuant to Article XI, and subject to satisfaction or waiver of all the conditions set forth in Articles VI and VII hereof, the Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, at 10:00 a.m., Eastern time, on the Closing Date or at such other time or place as the parties may mutually agree upon.

            Section 2.04 ADDITIONAL TRANSACTIONS TO BE EFFECTED AT THE
CLOSING. (a) At the Closing, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, execute (where appropriate) and deliver to Liberty and/or the RAM Group Companies, as applicable: (i) the Indemnity Reinsurance Agreements (other than the Liberty Northwest Indemnity Reinsurance Agreement), (ii) the Administrative Services Agreements, (iii) the Transition Services Agreement,
(iv) the License Agreements, (v) the Renewal Rights Agreement; (vi) the Bill of Sale and General Assignment and the other Transfer Documents, (vii) the Assumption Agreement, (viii) the RAM Reinsurance Option Agreement, (ix) the Employee Leasing Agreement, (x) the Stock Purchase Agreement, (xi) the Lease Agreements, (xii) the Sublease Agreements, (xiii) the Assignment and Assumption Agreements, (xiv) the Offset Agreements, (xv) the Imaging Transition Services Agreement, and (xvi) such other agreements, instruments and documents as are required by this Agreement to be delivered by OneBeacon and/or the OneBeacon Subsidiaries at the Closing.

            (b) At the Closing, Liberty shall, and shall cause the RAM Group Companies to, execute (where appropriate) and deliver to OneBeacon and/or the OneBeacon Subsidiaries, as applicable: (i) the Indemnity Reinsurance Agreements (other than the Liberty Northwest Indemnity Reinsurance Agreement), (ii) the Administrative Services Agreements, (iii) the Transition Services Agreement,
(iv) the License Agreements, (v) the Renewal Rights Agreement, (vi) the Bill of Sale and General Assignment and the other Transfer Documents, (vii) the Assumption Agreement, (viii) the RAM Reinsurance Option Agreement, (ix) the Employee Leasing Agreement, (x) the Stock Purchase Agreement, (xi) the Lease Agreements, (xii) the Sublease Agreements, (xiii) the Assignment and Assumption Agreements, (xiv) the Offset Agreements, (xv) the Imaging Transition Services Agreement, and (xvi) such other agreements, instruments and documents as are required by this Agreement to be delivered by Liberty and/or the RAM Group Companies at the Closing.

            Section 2.05 EXCLUDED ASSETS AND EXCLUDED LIABILITIES. It is expressly understood and agreed that neither Liberty nor any of its Affiliates is (i) purchasing any


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Excluded Assets or (ii) assuming, and none of them shall be liable to pay, any
Excluded Liabilities.

                                 ARTICLE III.A.

                   REPRESENTATIONS AND WARRANTIES OF ONEBEACON

            OneBeacon hereby makes the following representations and warranties to Liberty, in each case, other than with respect to the representations and warranties included in Sections 3.01, 3.02, 3.03, 3.06 and 3.11, to the Knowledge of OneBeacon as of the date hereof:

            Section 3.01 ORGANIZATION, STANDING AND AUTHORITY. Each OneBeacon Subsidiary and OneBeacon is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each OneBeacon Subsidiary and OneBeacon has the requisite corporate power and authority to carry on the operations of the Business as they are now being conducted by it.

            Section 3.02 AUTHORIZATION. OneBeacon has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each OneBeacon Subsidiary and OneBeacon has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Ancillary Agreements to be executed by it. The execution and delivery by OneBeacon of this Agreement and the execution and delivery by each OneBeacon Subsidiary and OneBeacon of the Ancillary Agreements to be executed by it, and the performance by each OneBeacon Subsidiary and OneBeacon of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each OneBeacon Subsidiary and OneBeacon. This Agreement has been duly executed and delivered by OneBeacon and, subject to the due execution and delivery hereof by Liberty and Parent, this Agreement is a valid and binding obligation of OneBeacon, enforceable against OneBeacon in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, each Ancillary Agreement executed and delivered by a OneBeacon Subsidiary and/or OneBeacon (as applicable) will have been duly executed and delivered by such OneBeacon Subsidiary and/or OneBeacon and, subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by such OneBeacon Subsidiary and/or OneBeacon will be a valid and binding obligation of such OneBeacon Subsidiary and/or OneBeacon, as the case may be, enforceable against such OneBeacon Subsidiary and/or OneBeacon in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.03 NO CONFLICT OR VIOLATION, ETC. Except as disclosed in
SCHEDULE 3.03 hereto, the execution and delivery by OneBeacon of this Agreement do not, the execution and delivery by each OneBeacon Subsidiary and OneBeacon of the Ancillary Agreements to

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which each of them is a party will not, and the consummation by each OneBeacon
Subsidiary and OneBeacon of the transactions contemplated by this Agreement and by such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of their respective Articles of Incorporation or By-laws, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of any OneBeacon Subsidiary or OneBeacon (including the Transferred Assets), under, any indenture or other written agreement, permit, franchise, license or other legally binding instrument or undertaking to which such OneBeacon Subsidiary or OneBeacon is a party or by which any of them or any of their assets is bound or affected, or
(iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to such OneBeacon Subsidiary or OneBeacon or any of their respective Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, terminations, modifications, cancellations, accelerations, losses, consents and Liens which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to any OneBeacon Subsidiary or OneBeacon in connection with the execution and delivery of this Agreement or any Ancillary Agreement by such OneBeacon Subsidiary or OneBeacon, as applicable, or the consummation by such OneBeacon Subsidiary or OneBeacon of the transactions contemplated hereby or thereby, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in SCHEDULE 3.03 hereto, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
SCHEDULE 3.03 hereto and (iii) such consents, approvals, authorizations, declarations, filings or notices the absence of which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect.

            Section 3.04 ACCURACY OF INFORMATION. Each of the OneBeacon Subsidiaries and OneBeacon, as applicable (i) was not aware at the time it responded to any inquiries by Liberty, any RAM Group Company or their respective representatives in connection with their due diligence investigation of the Business that the information used in such response was materially inaccurate or incorrect and (ii) utilized the best information known by it at such time to be available to it in making such response. The parties hereto acknowledge that with respect to the types of information set forth on SCHEDULE 3.04, the accuracy and correctness of such information as of a certain date may be affected by information which may become available through discovery or otherwise after such date.

            Section 3.05 CONTRACTS. (a) SCHEDULE 3.05(a) hereto contains a complete and correct list, specifying each by type, of (i) all written contracts of OneBeacon or any of its Affiliates for the deferred payment of the purchase price in respect of any Transferred Assets, to the extent such contract is material to the Business, (ii) all written agreements of OneBeacon or any of its Affiliates, including all amendments and addenda hereto, in connection with the Business with or for the benefit of any Business Employee, (iii) all written agreements of OneBeacon or any of the OneBeacon Subsidiaries, including all amendments and addenda thereto, in connection with the Business with any Affiliate of OneBeacon or any OneBeacon Subsidiary (except tax sharing or investment management agreements), to the extent any such contract involves the payment of an amount in excess of $100,000 per year or has a remaining term of more than one year, and (iv) any written contract or agreement of OneBeacon or any of its Affiliates, including all amendments and addenda thereto, limiting the ability of any Person (including any OneBeacon Subsidiary or any assignee) to compete in respect of the Business following the Closing.

            (b) Except as set forth on SCHEDULE 3.05(b) hereto, no Assigned and Assumed Contract which is set forth on SCHEDULE 1.01(a) as of the date hereof requires any consent, approval, waiver or authorization by any third party for the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

            (c) Notwithstanding the introductory paragraph to Article III.A., true and complete copies of each contract, agreement or commitment listed on SCHEDULES 1.01(a) AND 3.05(a), have been made available to Liberty for its review. Each of the contracts, agreements and commitments, including all amendments and addenda thereto, listed on SCHEDULES 1.01(a) AND 3.05(a) hereto is in full force and effect and is the valid and binding obligation of each party thereto, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in SCHEDULE 3.05(c) hereto, no OneBeacon Subsidiary, OneBeacon or any other Person that is a party thereto is (or, with the giving of notice or the lapse of time or both, will be), in any material respect, in violation or breach of or default under any of the contracts, agreements and commitments listed on SCHEDULES 1.01(a) OR 3.05(a) hereto; PROVIDED, HOWEVER, that OneBeacon's Knowledge with respect to whether any Person other than OneBeacon or the OneBeacon Subsidiaries is in material respects, in violation or breach of or default under any such contracts shall be to the actual knowledge only of the persons listed on SCHEDULE 1.01(b)(i)(a).

            Section 3.06 TITLE TO ASSETS. The OneBeacon Subsidiaries and OneBeacon, as applicable, have good title to all of the Transferred Assets free and clear of all Liens, except for Permitted Liens. At the Closing (or, with respect to Transferred Assets which are assigned, subleased or transferred after the Closing Date, on the date of such assignment, sublease or transfer), Liberty will acquire (unless it is unable to do so as a result of its own actions or circumstances) the Transferred Assets, free and clear of all Liens, except for Permitted Liens.

            Section 3.07 SUFFICIENCY. Other than insurance licenses and qualifications necessary to conduct the Business and other than the rights, assets and properties set forth on SCHEDULE 3.07 hereto, the Transferred Assets together with the rights of Liberty and its Affiliates under this Agreement and the Ancillary Agreements are sufficient to permit Liberty and its Affiliates to conduct, immediately following the Closing, the Business as of the Closing substantially in the manner the Business was being conducted immediately prior to the Closing. All of the Tangible Assets, taken as a whole, are in all material respects in reasonable and usable operating condition.

            Section 3.08 LITIGATION; ORDERS. Except as disclosed in SCHEDULE
3.08 hereto, and except for (i) Actions arising from or related to the obligations of a OneBeacon Insurer under an insurance policy or similar instrument written, assumed or reinsured by a OneBeacon Insurer, (ii) Actions or Orders that would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect, and (iii) Orders applicable to insurers generally, there is no Action pending or threatened against OneBeacon or any OneBeacon Subsidiary affecting the Business, or with respect to the employment and/or termination of any individual employed currently or at any time during the last two years by OneBeacon or any OneBeacon Subsidiary or any of their Affiliates in connection with the Business, nor is there any Order outstanding against OneBeacon or any OneBeacon Subsidiary affecting the Business. OneBeacon has delivered or made available to Liberty copies of all pleadings and correspondence relating to each Action and Order listed in
SCHEDULE 3.08 hereto.

            Section 3.09 COMPLIANCE WITH LAWS. (a) Except as disclosed in
SCHEDULE 3.09(a) hereto, and except for (i) matters pertaining to or arising under Environmental Laws, which are dealt with exclusively in Section 3.19 hereof, and (ii) matters pertaining to or arising under statutes, laws, ordinances, rules, regulations and orders concerning privacy, which are dealt with exclusively in Section 3.14(c) hereof, each OneBeacon Subsidiary and OneBeacon has conducted the Business in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect, and neither the OneBeacon Subsidiaries nor OneBeacon has received any currently effective written notice or other written communication from any Governmental Entity, arbitrator or any other person regarding any such non-compliance.

            (b) Except as set forth in SCHEDULE 3.09(b) hereto, all material deficiencies or violations with respect to the Business in all reports (including, but not limited to, draft reports) of examinations of the affairs of any OneBeacon Subsidiary or OneBeacon with respect to the Business (including, but not limited to, market conduct examinations) issued by any insurance regulatory authority to OneBeacon or a OneBeacon Subsidiary for any period ending on or after January 1, 1996, have been resolved.

            (c) Except as set forth in SCHEDULE 3.09(c) hereto, neither OneBeacon nor any OneBeacon Subsidiary is a party to any material contract with or other undertaking to, or subject to any Order by, or the recipient of any supervisory letter or other written communication of any kind that has subjected the Business to a consent order, fine or penalty from, any Governmental Entity which relates to its reserve adequacy or its claims, marketing, sales, trade, or underwriting practices or policies in respect of the Business, other than Orders, letters or other written communications to insurers generally, and other than such contracts, undertakings, Orders, letters or other written communications which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect, nor has any OneBeacon Subsidiary or OneBeacon been notified in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, contract, undertaking, letter or other written communication.

            (d) Except as set forth in SCHEDULE 3.09(d) hereto, each OneBeacon Subsidiary and OneBeacon has filed all reports, statements, documents, registrations, filings or submissions required to be filed by such OneBeacon Subsidiary or OneBeacon with any Governmental Entity to the extent they relate to the Business and are acting in compliance in all material respects with all such reports, statements, documents, registrations, filings and submissions. All such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filings or submissions that have not been satisfied.

            Section 3.10 EMPLOYEES AND EMPLOYEE BENEFIT PLANS (a) Notwithstanding the introductory paragraph to Article III.A., OneBeacon has delivered to Liberty prior to the execution of this Agreement a true and complete list of the Business Employees, including each such Business Employee's title, hire date, office location and current annual salary. OneBeacon has caused the OneBeacon Group to make available to Liberty data and records regarding the Business Employees that the parties mutually agree are appropriate for Liberty and the Liberty Group to possess, except for any such data or records the provision of which could have resulted in a violation of any applicable law or could have resulted in liability to the OneBeacon Group. With the exception of two (2) Business Employees (the "SHARED BUSINESS EMPLOYEES"), no Business Employees perform services for any trade or business of the OneBeacon Group other than the Business.

            (b) No OneBeacon Subsidiary, OneBeacon or any entity required to be aggregated therewith pursuant to the requirements of Section 414(b) or (c) of the Code and/or Section 4001(b) of ERISA has (i) incurred or could reasonably be expected to incur any material liability under Title IV of ERISA (in each case, other than for the payment of Pension Benefit Guaranty Corporation premiums payable in the ordinary course) or (ii) incurred an "accumulated funding deficiency" under Section 412 of the Code which has not been eliminated as of the date hereof.

            (c) Notwithstanding the introductory paragraph to Article III.A., none of the Transferred Assets are, or could reasonably be expected to become, subject to a Lien under any provision of ERISA.

            Section 3.11 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OneBeacon, the OneBeacon Subsidiaries or any of their Affiliates.

            Section 3.12 ONEBEACON INSURERS; PERMITS AND FRANCHISES. Notwithstanding the introductory paragraph to Article III.A., SCHEDULE 3.12(a) hereto lists the OneBeacon Insurers. SCHEDULE 3.12(a) hereto also lists (i) all jurisdictions in which each OneBeacon Insurer has the necessary Permits to issue the Insurance Policies, including any restrictions on such Permits and (ii) the lines of business which each OneBeacon Insurer is authorized to transact in each such jurisdiction. Except as set forth on SCHEDULE 3.12(a) hereto, (i) the applicable OneBeacon Insurer has been duly authorized by the relevant state insurance regulatory authorities to issue each Insurance Policy in the respective jurisdictions in which it is issued, and (ii) except for any Permits required under Environmental Laws, which are dealt with exclusively in Section
3.19 hereof, each OneBeacon Insurer has all other material Permits and authorizations necessary to conduct the Business in the manner and in the areas in which the Business is being conducted by such OneBeacon Insurer on the date hereof and all such Permits and authorizations are valid and in full force and effect.

            Section 3.13 COMPUTER SOFTWARE AND HARDWARE

            (a) Notwithstanding the introductory paragraph to Article III.A., OneBeacon has set forth on SCHEDULE 3.13(a)(i) hereto a true and complete listing of all Owned Exclusively Used Software. SCHEDULE 3.13(a)(i) hereto also sets forth a true and complete list of Licensed Exclusively Used Software, except for such software the failure of which to have the use of would otherwise not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. OneBeacon has set forth on SCHEDULE 3.13(a)(ii) hereto a true and complete listing of all Licensed Generally Used Software, except for such software the failure of which to have the use of would otherwise not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. Other than those set forth on SCHEDULE 3.13(a)(i), SCHEDULE 3.13(a)(ii) or Exhibit C to the Software License Agreement, there are no material computer software programs or databases used in the conduct of the Business or the operation of the Data Centers. Notwithstanding the introductory paragraph to Article III.A., subject to consummation of the Closing, Liberty and its designated Affiliates will have exclusive ownership of all rights, including all copyright and other rights whatsoever, in the Owned Exclusively Used Software, free and clear of any royalty or other payment obligations or Liens (except for Permitted Liens). Subject to consummation of the Closing, Liberty and its designated Affiliates will have (A) pursuant to an assignment or sublicense of all of the OneBeacon Subsidiaries' and OneBeacon's rights to the Licensed Exclusively Used Software (except with respect to any Licensed Exclusively Used Software as to which the underlying licensor has not consented to such assignment or sublicense or has consented on altered terms other than those terms that allow the software to continue to reside and operate on systems owned by OneBeacon or the OneBeacon Subsidiaries and, if applicable, to permit Liberty or its designated Affiliates to have its data processed by the software) in accordance with Section 5.05(c) or 5.05(d), subject to the same terms, rates and conditions of the existing license to the OneBeacon Subsidiaries or OneBeacon for the Licensed Exclusively Used Software, the right to use the Licensed Exclusively Used Software in the same manner as used by the OneBeacon Subsidiaries and OneBeacon prior to the Closing Date and, as of the Closing Date, free and clear of any Liens (except for Permitted Liens) and (B) pursuant to a sublicense granted by one or more of the OneBeacon Subsidiaries or OneBeacon (as applicable) to Liberty or its designated Affiliates (except with respect to any Licensed Generally Used Software as to which the underlying licensor has not consented to such sublicense or has consented on altered terms other than those terms that allow the software to continue to reside and operate on systems owned by OneBeacon or the OneBeacon Subsidiaries and, if applicable, to permit Liberty or its designated Affiliates to have its data processed by the software) in accordance with Section 5.05(c) or 5.05(d), subject to the same terms and conditions of the existing license to the OneBeacon Subsidiaries or OneBeacon for the Licensed Generally Used Software, the right to use the Licensed Generally Used Software in the same manner as used by the OneBeacon Subsidiaries and OneBeacon prior to the Closing Date, solely in connection with the conduct of the Business and the operation of the Data Centers, free and clear, as of the Closing Date, of any Liens (except for Permitted Liens). As of the date hereof, the use by OneBeacon and the OneBeacon Subsidiaries of the Owned Exclusively Used Software, Licensed Exclusively Used Software or

Licensed Generally Used Software is not, nor will use by Liberty or any of its designated Affiliates of the Owned Exclusively Used Software, Licensed Exclusively Used Software to the extent assigned or sublicensed to Liberty or its designated Affiliates, or Licensed Generally Used Software to the extent sublicensed to Liberty or its designated Affiliate, in each case, substantially in the same manner used by OneBeacon or any OneBeacon Subsidiary, for the conduct of the Business, the operation of the Data Centers, and the provision of any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement be, in conflict with or violation or infringement of any patent, copyright, trade secret, trademark, service mark, trade name, right of privacy, or any contractual or proprietary rights of any other person, except where such conflict, violation or infringement would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect, as applicable. Neither OneBeacon nor any OneBeacon Subsidiary has received any written notice of any conflict, violation or infringement of any patent, copyright, trade secret, trademark, service mark, trade name, right of privacy or any contractual or proprietary rights of any other person with respect to the Owned Exclusively Used Software, Licensed Exclusively Used Software or Licensed Generally Used Software.

            (b) As of the date hereof, the OneBeacon Subsidiaries and OneBeacon have the rights to grant the information and data licenses set forth in Section
8.02 to Liberty or its designated Affiliates, free and clear of all Liens (except for Permitted Liens) and Liberty's use of such information, data and hardware, substantially in the same manner used by OneBeacon or any OneBeacon Subsidiary, for the conduct of the Business, the operation of the Data Centers and the provision of any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement shall not infringe the rights of other Persons, including, without limitation, any patent, copyright, trade secret, trademark, service mark, trade name, right of privacy, or any contractual or proprietary rights therein, except where any such infringement would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect.

            (c) Notwithstanding the introductory paragraph to Article III.A.,
SCHEDULE 3.13(c) sets forth all hardware systems owned by OneBeacon or the OneBeacon Subsidiaries and used in the Data Centers and all hardware systems owned by North Pacific or Oregon Auto. In addition, SCHEDULE 3.13(c) sets forth all hardware systems leased by OneBeacon or the OneBeacon Subsidiaries and used in the Data Centers and all hardware systems leased by North Pacific or Oregon Auto, except such systems the failure of which to have the use of would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. As of the Closing Date, all hardware systems listed in
SCHEDULE 3.13(c) are in all material respects in reasonable and usable operating condition.

            (d) Notwithstanding the introductory paragraph to Article III.A.,
SCHEDULE 3.13(d) hereto sets forth a true and correct list of all maintenance fees and third party licensing fees that exceed $10,000 per year associated with the Licensed Exclusively Used Software, Licensed Generally Used Software, Owned Exclusively Used Software, and any hardware listed on SCHEDULE 3.13(c).

            Section 3.14 INTELLECTUAL PROPERTY.

            (a) Notwithstanding the introductory paragraph to Article III.A., except as set forth on SCHEDULE 3.14(a), a OneBeacon Subsidiary or OneBeacon is the sole and exclusive owner, free and clear of all Liens (except for Permitted Liens) or licenses to third parties, of the Intellectual Property Rights which are included in the Transferred Assets. Except as set forth on
SCHEDULE 3.14(a), a OneBeacon Subsidiary or OneBeacon is the sole and exclusive owner, free and clear of all Liens (except for Permitted Liens) or licenses to third parties, or have valid and enforceable rights or licenses to use, the Intellectual Property Rights which are necessary to carry on the Business as presently conducted, and all such Intellectual Property Rights either are (i) included in the Transferred Assets, (ii) licensed to Liberty pursuant to Section 5.10(a)(ii), or (iii) originally licensed to OneBeacon or a OneBeacon Subsidiary and transferred to Liberty under an Assigned and Assumed Contract, such that Liberty and its designated Affiliates will have, upon such transfer (assuming the underlying licensor has consented to such transfer), all rights or licenses to use such Intellectual Property Rights which are necessary to carry on the Business as presently conducted or to operate the Data Centers. Subject to the consummation of Closing, Liberty and its designated Affiliates will have, (A) pursuant to the License Agreements as stated in Section 5.10(a)(ii), below, the right to use the Owned Generally Used Intellectual Property Rights in the same manner as used by the OneBeacon Subsidiaries or OneBeacon as of the Closing Date, solely in connection with the conduct of the Business and the operation of the Data Centers, free and clear of any royalty or other payment obligations or, as of the Closing Date, any Liens (except for Permitted Liens) and (B) pursuant to an assignment or sub-license of all of the OneBeacon Subsidiaries' and OneBeacon's rights to the Intellectual Property Rights not included in the Transferred Assets and licensed by a third party to the OneBeacon Subsidiaries and OneBeacon (except with respect to any such Intellectual Property Rights as to which the underlying licensor has not consented to such assignment or sub-license or has consented on altered terms) in accordance with 5.05(c), subject to the same terms, rates and conditions of the existing license to OneBeacon or the OneBeacon Subsidiaries for such Intellectual Property Rights, the right to use such Intellectual Property Rights in the same manner as used by the OneBeacon Subsidiaries and OneBeacon prior to the Closing Date and, as of the Closing Date, free and clear of any Liens (except Permitted Liens). As of the date hereof, no OneBeacon Subsidiary or OneBeacon has received any written notice of any infringement or violation of the rights of others with respect to any such Intellectual Property Rights. As of the date hereof, except as set forth in SCHEDULE 3.14(a), the execution and delivery of this Agreement by OneBeacon, and the consummation of the transactions and the provision of services contemplated hereby or by the Ancillary Agreements, will neither cause any OneBeacon Subsidiary or OneBeacon to be in material violation or default under any licenses, sub-licenses or other agreements to which such OneBeacon Subsidiary or OneBeacon is a party and pursuant to which such OneBeacon Subsidiary or OneBeacon is authorized, or has granted rights, to use any Intellectual Property Right, nor entitle any other party to any such license, sub-license or agreement to terminate or modify such license, sub-license or agreement. SCHEDULE 3.14(a) also sets forth a complete and correct list, as of the date hereof (including whether such is licensed or owned and, if owned, whether it constitutes Owned Generally Used Intellectual Property Rights) of all Intellectual Property Rights that are material to any OneBeacon Subsidiary and OneBeacon with respect to the conduct of the Business, except for any unregistered copyrights or know-how, and all registrations and applications for registration of any Intellectual Property Rights. Notwithstanding the introductory paragraph to Article III.A.,
SCHEDULE 3.14(a) also sets forth a
complete and correct list of all Intellectual Property Rights which are used exclusively in the conduct of the Business and which are owned by a OneBeacon Subsidiary or OneBeacon, except for unregistered copyrights and know-how. As of the date hereof, SCHEDULE 3.14(a) also sets forth a complete and correct list of (A) all material licenses and other agreements to which OneBeacon or any of the OneBeacon Subsidiaries is a party and pursuant to which OneBeacon or any of the OneBeacon Subsidiaries has granted to any other person or entity the right to use any Intellectual Property Rights and (B) all material licenses and other agreements for Intellectual Property Rights to which OneBeacon or any of the OneBeacon Subsidiaries is a party and pursuant to which OneBeacon or a OneBeacon Subsidiary has been granted the right to use such Intellectual Property Rights. As of the date hereof, all registered trademarks, service marks, copyrights and patents, if any, included in the Intellectual Property Rights are valid and subsisting and, except as set forth in SCHEDULE 3.14(a), there are no actions that must be taken within 30 days following the Closing Date that, if not taken, will result in the loss of rights of registration or applications to register any of the trademarks, domain names, copyrights or patents, if any, included in the Intellectual Property Rights being assigned to Liberty hereunder.

            (b) As of the date hereof, the OneBeacon Subsidiaries and OneBeacon have the rights to grant the Intellectual Property Rights licenses set forth in
Section 5.10(a)(ii), free and clear of all Liens (except for Permitted Liens). As of the date hereof, the use of the Intellectual Property Rights by any OneBeacon Subsidiary or OneBeacon does not and the use by Liberty or any of its designated Affiliates of the Intellectual Property Rights, substantially in the same manner used by OneBeacon or any OneBeacon Subsidiary, in the conduct of the Business, in the operation of the Data Centers and the provision of any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement will not breach, violate or infringe any rights of any third party, except where any such breach, violation or infringement would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or Liberty Material Adverse Effect, as applicable.

            (c) As of the date hereof, OneBeacon and the OneBeacon Subsidiaries have been and are in compliance with (i) any and all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity concerning privacy and (ii) OneBeacon Privacy Policies except for any non-compliance with OneBeacon Privacy Policies which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. As of the date hereof, OneBeacon and the OneBeacon Subsidiaries are not prohibited by any applicable statutes, laws, ordinances rules, regulations or orders of any Governmental Entity concerning privacy or the OneBeacon Privacy Policies from providing Liberty or its Affiliates with any information (other than where the provision of any such information would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect), including without limitation, customer and policyholder information, that has been, or will be, provided to Liberty or its Affiliates prior to, on or after the date hereof, in connection with the transactions and provision of services contemplated hereby or by the Ancillary Agreements.

            (d) Notwithstanding the introductory paragraph to Article III.A.,
SCHEDULE 3.14(d) hereto sets forth a true and correct list of all maintenance fees and third party licensing fees which exceed $10,000 per year associated with any Intellectual Property Rights listed on SCHEDULE 3.14(a).

            Section 3.15 INSURANCE BUSINESS. Except as set forth on SCHEDULE
3.15 hereto:

            (a) Any application form, form of insurance policy, written advertising material (including such material placed on OneBeacon's or any OneBeacon Subsidiary's website) and rate or rule currently utilized by the OneBeacon Subsidiaries and OneBeacon in the Business, the use or issuance of which requires filing or approval, have been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such application forms, forms of insurance policies, advertising materials and rates or rules are required to be filed and not objected to by such authorities within the period provided for objection, except for failures to effect such filings or secure such approvals, which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. All such application forms, forms of insurance policies, advertising materials and rates or rules are utilized in compliance in all material respects with all applicable laws and regulations and within the scope of the approvals received therefor;

            (b) OneBeacon has provided or made available to Liberty the forms of property and casualty insurance coverage used by the OneBeacon Insurers in connection with the Business since October 1, 2000;

            (c) There is no Action pending or threatened between any OneBeacon Insurer or OneBeacon and any reinsurer under any Outward Reinsurance Agreement involving claims or losses relating to the Business;

            (d) Except in the ordinary course of business, (i) other than as provided in the Renewal Rights Agreement, the OneBeacon Insurers are not liable to pay commissions upon the renewal of any Insurance Policy and (ii) the OneBeacon Insurers are not a party to any agreement providing for the collection of insurance premiums payable to the OneBeacon Insurers by any other person in connection with the Insurance Policies;

            (e) The underwriting guidelines and rules utilized and ratings applied by each OneBeacon Insurer with respect to its Insurance Policies as of the date hereof have been provided or made available to Liberty and conform in all material respects, with respect to any such Insurance Policy reinsured in whole or in part, to the standards and ratings required pursuant to the terms of the related reinsurance or other similar contracts. Since October 1, 2000, the OneBeacon Insurers have not issued or renewed any property and casualty coverages included in the Business other than in the ordinary course of business consistent with past practice and, taken as a whole, have issued or renewed all such property and casualty coverages in accordance in all material respects with the underwriting, pricing and risk retention practices and policies in effect on the date hereof and as have been provided or made available to Liberty;

            (f) Since October 1, 2000 (i) each insurance producer and managing general agent with a contractual relationship with a OneBeacon Insurer, at the time such insurance producer or managing general agent solicited, negotiated, wrote, sold or produced any Insurance Policy, was duly licensed as an insurance producer or managing general agent, as appropriate, and appointed by the appropriate OneBeacon Insurer (for the type of business solicited, negotiated, written, sold or produced by such insurance producer or managing general agent and placed with such OneBeacon Insurer) in the particular jurisdiction in which such insurance producer or managing general agent solicited, negotiated, wrote, sold or produced such Insurance Policy, (ii) no such insurance producer or managing general agent has violated (or with notice or lapse of time or both would have violated) any material term or provision of any law or order in connection with the placement of any Insurance Policy and (iii) no such insurance producer or managing general agent has materially breached the terms of its agency or managing general agency agreement, including all attachments, amendments and addenda thereto, with any OneBeacon Insurer;

            (g) OneBeacon, the OneBeacon Insurers and employees, agents (including producers and sub-producers who have contractual relations with, or are appointed by, a OneBeacon Insurer that are acting through general agents and/or managing general agents), regional directors, representatives or persons acting on their respective behalf are not subject to any market conduct claim or any other related investigative action relating to the Insurance Policies. OneBeacon and the OneBeacon Insurers have not received written notice of a market conduct claim relating to the Insurance Policies. The sales practices of OneBeacon and the OneBeacon Insurers and their respective agents (including producers and sub-producers who have contractual relations with, or are appointed by, a OneBeacon Insurer that are acting through general agents and/or managing general agents), regional directors, representatives or persons acting on their behalf in connection with the Insurance Policies are and have been in material compliance with all applicable laws and regulations; and

            (h) Since October 1, 2000, none of the OneBeacon Insurers has taken any action by communication with Persons other than OneBeacon and its Affiliates and their respective advisors in any state or jurisdiction within the United States, other than the Excluded States, with respect to withdrawal (or deemed or constructive withdrawal, including due to the termination of producers or notices of nonrenewal of a line or class of business) from one or more lines or classes of business. Any item set forth on SCHEDULE 3.15 with respect to the matters contained in this Section 3.15(h) sets forth (i) a description of any such actions taken to date with respect to such withdrawal and the dates and lines or classes of business affected, (ii) whether approval from any Governmental Entity for such withdrawal has been sought and the status thereof,
(iii) a list of each filing, submission, letter, correspondence or other document of any kind that has been filed with or otherwise submitted to any Governmental Entity, or that has been received by any OneBeacon Subsidiary or OneBeacon from any Governmental Entity, that relates in substantial part to any actions taken to date with respect to such withdrawal, and (iv) whether any complaints with respect to such withdrawal from any Governmental Entities, insureds or producers have been received by OneBeacon or any of the OneBeacon Subsidiaries. OneBeacon has provided to Liberty true and complete copies of each item described on SCHEDULE 3.15 relating to the representations and warranties contained in Section 3.15(h)(iii) above.

            Section 3.16 INDEPENDENT PRODUCERS; OUTSTANDING BALANCES. (a) Notwithstanding the introductory paragraph to Article III.A., OneBeacon has provided to Liberty a true and correct list of all Independent Producers that are associated with the Business as of the date hereof and are parties to a contract with a OneBeacon Insurer.

            (b) Notwithstanding the introductory paragraph to Article III.A., OneBeacon will provide on or prior to the Closing to Liberty a true and correct list of all Independent Producers that, as of October 1, 2001, had Independent Producer Delinquent Balances, including balances under agent loans and for insurance premiums, due any OneBeacon Subsidiary or OneBeacon, the amounts of such balances and the number of days such balances were outstanding as of such date.

            Section 3.17 OWNED PROPERTY; LEASED PROPERTY LEASES. (a) Notwithstanding the introductory paragraph to Article III.A., SCHEDULE 3.17(a) hereto sets forth a complete list of all Owned Property.

            (b) Notwithstanding the introductory paragraph to Article III.A.,
SCHEDULE 3.17(b) hereto sets forth a true and complete list of all Leased Property Leases (which list sets forth the date of the lease and any amendments or supplements thereto, the address and rentable square feet of the premises demised and the name of lessor, name of lessee, and expiration date). Notwithstanding the introductory paragraph to Article III.A., true and complete copies of each of the Leased Property Leases (which Leased Property Leases set forth all of the options OneBeacon or any OneBeacon Subsidiary has with respect to the premises demised under the lease and whether any consent of the lessor or other third party is required to maintain the effectiveness of the lease in connection with the transactions contemplated hereby) have been provided to Liberty or its Affiliates, there is no outstanding extant exercise of any options under the Leased Property Leases (i.e., no exercise of an option that has not yet been effectuated), and there are no options under the Leased Property Leases, the exercise of which is not clearly shown in the copies of the Leased Property Leases provided to Liberty or its Affiliates. All of the Leased Property Leases are valid and in full force and effect, all rents and additional rents due to date on each of the Leased Property Leases have been paid or will be timely paid in accordance with the customary practice permitted by the Leased Property Leases. No notice of default which is extant (I.E., not cured within the applicable grace period) has been given by the lessor to the lessee, or by the lessee to the lessor, under any of the Leased Property Leases, and neither OneBeacon nor any OneBeacon Subsidiary is in material default under any of the Leased Property Leases and, no lessor is in material default under any of the Leased Property Leases. No event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder by any OneBeacon Subsidiary or OneBeacon.

            (c) OneBeacon Subsidiaries or OneBeacon enjoy peaceful and undisturbed possession under all Leased Property Leases. No extant notice of violation, except for any which, in the case of a Leased Property Lease, is the obligation of the lessor (or underlying lessor in the case of a sublease) to cure (and except, in the instances where the lessee is responsible for the curing thereof, for such violations which are in the process of being cured), of any material ordinance or administrative regulation (including any zoning or building law) has been received by any OneBeacon Subsidiary or OneBeacon which is the lessee or sublessee under any of the Leased Property Leases or the owner of an Owned Property. Neither OneBeacon nor any OneBeacon Subsidiary has received any notice of any capital expenditure obligations under the Leased Property Leases. Each Leased Property is in a state of reasonable maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. Neither the whole nor any portion of any Leased Property is being condemned or otherwise taken by any public authority, nor has any notice been received of any such condemnation or taking.

            Section 3.18 LABOR RELATIONS AND EMPLOYMENT. Except to the extent set forth in SCHEDULE 3.18 hereto, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or threatened against or affecting any OneBeacon Subsidiary or OneBeacon in connection with the Business, and, since January 1, 2001, there has not been any such action, (ii) there are no union claims to represent the employees of any OneBeacon Subsidiary or OneBeacon in connection with the Business and there are no current union organizing activities among such employees and (iii) neither OneBeacon nor any OneBeacon Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to any OneBeacon Subsidiary's or any OneBeacon Subsidiary's Affiliates' employees in connection with the Business.

            Section 3.19 ENVIRONMENTAL MATTERS

            Except as would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect:

            (a) The Leased Properties, the Owned Properties, the Business and the Transferred Assets are each in compliance with all Environmental Laws and OneBeacon and the OneBeacon Subsidiaries have obtained and complied with all Permits required by any Governmental Entities pursuant to Environmental Laws in connection with the operation of the Business, the Owned Properties or the Leased Properties;

            (b) No Hazardous Materials have been Released on, at, under, onto, or from any of the Leased Properties, the Owned Properties or the Transferred Assets nor were any Hazardous Materials generated, used, stored, treated, or disposed of on the Leased Properties or Owned Properties by OneBeacon or any of the OneBeacon Subsidiaries; and

            (c) There are no Environmental Claims pending or threatened against OneBeacon Subsidiaries or OneBeacon arising out of OneBeacon Subsidiaries' or OneBeacon's investment in or ownership or operation of the Owned Properties or use or occupation of the Leased Properties.

            Section 3.20 REINSURANCE AND RETROCESSIONS. SCHEDULE 3.20 sets forth a true and complete list of all Outward Reinsurance Agreements, the effective date of each Outward Reinsurance Agreement, and the termination date of each Outward Reinsurance Agreement which has a definite termination date. All Outward Reinsurance Agreements are in full force and effect, no OneBeacon Subsidiary is in default in any respect as to any provision of any Outward Reinsurance Agreements, and, since December 31, 2000, no reinsurer under any Outward Reinsurance Agreement has failed to pay amounts due or has threatened or indicated that it will not pay amounts due thereunder in accordance with the terms and conditions thereof. Except as indicated on SCHEDULE 3.20, no Outward Reinsurance Agreements contain any cut-through provisions or endorsements, or any other provision providing that such Outward Reinsurance Agreement may terminate or may be commuted by reason of the transactions contemplated by this Agreement.

                                 ARTICLE III.B.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent hereby makes the following representations and warranties to
Liberty:

            Section 3.B.1 ORGANIZATION, STANDING AND AUTHORITY. Parent is duly incorporated and existing under the laws of Bermuda and in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). Parent has the requisite corporate power and authority to carry on its operations as they are now being conducted by it.

            Section 3.B.2 AUTHORIZATION. Parent has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Parent of this Agreement, and the performance by Parent of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, subject to the due execution and delivery hereof by Liberty and OneBeacon, this Agreement is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.B.3 NO CONFLICT OR VIOLATION, ETC. Except as disclosed in
SCHEDULE 3.B.3 hereto, the execution and delivery by Parent of this Agreement do not, and the performance by Parent of its obligations under this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of its organizational documents, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of Parent under, any indenture or other written agreement, permit, franchise, license or other legally binding instrument or undertaking to which Parent is a party or by which Parent or any of its assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, terminations, modifications, cancellations, accelerations, losses, consents and Liens which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in SCHEDULE 3.B.3 hereto, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in SCHEDULE 3.B.3 hereto and (iii) such consents, approvals, authorizations, declarations, filings or notices the absence of which would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect.

                                 ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF LIBERTY

            Liberty hereby makes the following representations and warranties to OneBeacon, in each case, other than with respect to the representations and warranties included in Sections 4.01, 4.02, 4.03 and 4.06, to the Knowledge of Liberty as of the date hereof:

            Section 4.01 ORGANIZATION, STANDING AND AUTHORITY. Each RAM Group Company and Liberty is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted by it.

            Section 4.02 AUTHORIZATION. Liberty has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each RAM Group Company and Liberty has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Ancillary Agreements to be executed by it. The execution and delivery by Liberty of this Agreement and the execution and delivery by each RAM Group Company and Liberty of the Ancillary Agreements to be executed by it, and the performance by each RAM Group Company and Liberty of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each RAM Group Company and Liberty. This Agreement has been duly executed and delivered by Liberty and, subject to the due execution and delivery hereof by OneBeacon and Parent, this Agreement is a valid and binding obligation of Liberty, enforceable against Liberty in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, each Ancillary Agreement executed and delivered by any RAM Group Company and/or Liberty (as applicable) will have been duly executed and delivered by such RAM Group Company and/or Liberty, and, subject to the due execution and delivery of such agreements by the other parties thereto, each Ancillary Agreement executed by such RAM Group Company and/or Liberty will be a valid and binding obligation of such RAM Group Company and/or Liberty, as the case may be, enforceable against such RAM Group Company and/or Liberty, in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, rehabilitation, reorganization, moratorium and other similar laws relating to or affecting creditors' or policyholders' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.03 NO CONFLICT OR VIOLATION, ETC. Except as disclosed in
SCHEDULE 4.03 hereto, the execution and delivery by Liberty of this Agreement do not, the execution and delivery by each RAM Group Company and Liberty of the Ancillary Agreements to which each of them is a party will not, and the consummation by each RAM Group Company and Liberty of the transactions contemplated by this Agreement and by such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of their respective Articles of Incorporation or By-laws or other organizational documents, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, modification, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of any RAM Group Company or Liberty under, any indenture or other written agreement, permit, franchise, license or other legally binding instrument or undertaking to which such RAM Group Company or Liberty is a party or by which any of them or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to such RAM Group Company or Liberty or any of their respective Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, for such conflicts, breaches, defaults, terminations, modifications, cancellations, accelerations, losses, consents and Liens which would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to any RAM Group Company or Liberty in connection with the execution and delivery of this Agreement or any Ancillary Agreement by such RAM Group Company or Liberty, as applicable, or the consummation by such RAM Group Company or Liberty of the transactions contemplated hereby or thereby, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in SCHEDULE 4.03 hereto, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in SCHEDULE
4.03 hereto and (iii) such consents, approvals, authorizations, declarations, filings or notices the absence of which would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect.

            Section 4.04 LITIGATION; ORDERS. Except as disclosed in SCHEDULE
4.04 hereto, and except for Actions or Orders that would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect, there is no Action pending or threatened against any RAM Group Company or Liberty nor is there any Order outstanding against any RAM Group Company or Liberty. A RAM Group Company or Liberty has delivered or made available to OneBeacon copies of all pleadings and correspondence relating to each Action and Order listed in SCHEDULE 4.04 hereto.

            Section 4.05 COMPLIANCE WITH LAWS. (a) Except as disclosed in
SCHEDULE 4.05(a) hereto, and except for matters pertaining to or arising under Environmental Laws, each RAM Group Company is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity except for such instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect, and no RAM Group Company has received any currently effective notice or other written communication from any Governmental Entity, arbitrator or any other person regarding any such non-compliance.

            (b) Except as set forth in SCHEDULE 4.05(b) hereto, all material deficiencies or violations with respect to the respective insurance businesses of the RAM Group Companies in all reports (including, but not limited to, draft reports) of examinations of the affairs of any RAM Group Company with respect to such businesses (including, but not limited to, market conduct examinations) issued by any insurance regulatory authority for any period ending on a date on or after January 1, 1996, have been resolved.

            (c) Except as set forth in Schedule 4.05(c) hereto, no RAM Group Company is a party to any material contract with or other undertaking to, or subject to any Order by, or the recipient of any supervisory letter or other written communication of any kind that has subjected its insurance business to a consent order, fine or penalty from, any Governmental Entity which relates to its reserve adequacy or its claims, marketing, sales, trade, or underwriting practices or policies in respect of its insurance business, other than Orders, letters or other written communications to insurers generally, and other than such contracts, undertakings, Orders, letters or other written communications which would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect, nor has any RAM Group Company been notified in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, contract, undertaking, letter or other written communication.

            (d) Except as set forth on SCHEDULE 4.05(d) hereto, each RAM Group Company has filed all reports, statements, documents, registrations, filings or submissions required to be filed by such RAM Group Company with any Governmental Entity to the extent they relate to their respective insurance businesses and are acting in compliance in all material respects with all such reports, statements, documents, registrations, filings and submissions. All such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any Governmental Entity with respect to such registrations, filings or submissions that have not been satisfied.

            Section 4.06 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Liberty, the RAM Group Companies or any of their Affiliates.

            Section 4.07 PERMITS AND FRANCHISES. SCHEDULE 4.07(a) hereto lists
(i) all jurisdictions in which each RAM Group Company has the necessary Permits to transact the business of insurance, including any restrictions on such Permits and (ii) the lines of business which each RAM Group Company is authorized to transact in each such jurisdiction. Except as set forth on
SCHEDULE 4.07(b) hereto, the RAM Group Companies have all material Permits and authorizations necessary to conduct their respective insurance businesses in the manner and in the areas in which such businesses are being conducted on the date hereof and all such Permits and authorizations are valid and in full force and effect.

            Section 4.08 INSURANCE BUSINESS. Except as set forth on SCHEDULE
4.08 hereto, any application form, form of insurance policy, written advertising material (including such material placed on any RAM Group Company's website) and rate or rule currently utilized by the

RAM Group Companies in connection with their respective insurance businesses, the use or issuance of which requires filing or approval, have been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such insurance policies, application forms, advertising materials and rates or rules are required to be filed and not objected to by such authorities within the period provided for objection, except for failures to effect such filings or secure such approvals, which would not, individually or in the aggregate, reasonably be expected to have a Liberty Material Adverse Effect. All such insurance policies, application forms, advertising materials and rates or rules are utilized in compliance with all applicable laws and regulations and within the scope of the approvals received therefor.

                                   ARTICLE V.

                                    COVENANTS

            Section 5.01 CONDUCT OF BUSINESS. Except as contemplated by this Agreement or as otherwise consented to by Liberty, during the period from the date hereof to the Closing Date, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, carry on the Business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use their commercially reasonable best efforts to preserve intact the current business organization of the Business, preserve the rights, franchises, and relations of their customers and policyholders, preserve the Permits issued to any OneBeacon Subsidiary in full force and effect consistent with past practice, keep available the services of the Business Employees and preserve their relationships with producers, agents, brokers, intermediaries, insureds, reinsureds, Governmental Entities and others having business dealings with, or jurisdiction over, the Business. Without limiting the generality of the foregoing, during the period from the date hereof to, except as otherwise provided in clauses (f), (g) and (h) of this Section 5.01, the Closing Date, except as expressly permitted by this Agreement, OneBeacon shall not, and OneBeacon shall cause the OneBeacon Subsidiaries not to, without the prior written consent of Liberty:

            (a) other than in the ordinary course of business consistent with past practice, sell, terminate, transfer or otherwise dispose of any assets which would otherwise be Transferred Assets; PROVIDED that the proceeds resulting from any such sale, transfer or disposition of a Transferred Asset shall constitute a Transferred Asset hereunder which Liberty shall be entitled to receive; PROVIDED, FURTHER, that notwithstanding anything herein to the contrary, the OneBeacon Subsidiaries and OneBeacon shall not sell, transfer or otherwise dispose of any material Tangible Assets;

            (b) (i) permit or allow any of the Transferred Assets to become subject to any Liens, except Permitted Liens, (ii) waive any claims or rights relating to the Business, except in the ordinary course of business consistent with past practice, or (iii) grant any increase in the compensation or benefits of, or increase or promise to increase, or establish any new, or amend any existing, employee benefit plan, severance plan or other plan of compensation for, any of the Business Employees (including any such increase pursuant to any wage, salary, incentive, bonus, pension, profit-sharing or other plan or commitment) for which Liberty or any of its Affiliates shall become liable or otherwise responsible;

            (c) enter into, renew or amend in any material respect any Assigned and Assumed Contract or other contract that is or would be material to the operation of the Business (other than the Outward Reinsurance Agreements), including contracts relating to the implementation of new systems applications affecting the Business or the Transferred Assets, fail to maintain in effect any contract or agreement for the maintenance or support of any software or equipment used in connection with the Business, or exercise any option under any of the Leased Property Leases;

            (d) make any change, in a manner which is materially adverse to the Business, in the underwriting, pricing, claims, risk retention, marketing, agency actions and management (except for such agency actions and management described in Section 5.01(f)) and reinsurance practices or policies used by any OneBeacon Subsidiary or OneBeacon in connection with the Business on the date thereof, except as required under applicable law or regulatory requirements;

            (e) issue, amend or renew any property and casualty insurance coverage which does not conform to any OneBeacon Insurer's underwriting, pricing and risk retention standards, practices and policies in effect on the date hereof and as provided to Liberty, except as required under applicable regulatory requirements or by any Governmental Entity;

            (f) (i) except as contemplated by the Post-Closing Serviced Policies Administrative Services Agreement, at any time from the date hereof through the date of the termination of the Transition Services Agreement in accordance with its terms, implement with respect to the Business any action in any states or jurisdictions within the United States, other than the Excluded States, with respect to withdrawal (or deemed or constructive withdrawal, including due to the termination of insurance producers or notices of nonrenewal of a line or class of business) from a class, line or lines of business in any such state or jurisdiction or with respect to any agency management actions related to such withdrawal other than as listed in SCHEDULE 3.15, and (ii) with respect to those withdrawal actions set forth on SCHEDULE 3.15, respond to any Governmental Entity, insurance producers' or insureds' inquiries or complaints;

            (g) permit any Business Employee's employment to be transferred to or (other than with respect to the Shared Business Employees) shared with any trade or business of any OneBeacon Subsidiary or any OneBeacon Subsidiary's Affiliate other than the Business at any time from the date hereof to January 1, 2002;

            (h) at any time from the date hereof to January 1, 2002, enter into any employment agreement with any Business Employee;

            (i) enter into, terminate or commute any Outward Reinsurance Agreement or other reinsurance or retrocession agreement relating to the Business or fail to maintain in effect any Outward Reinsurance Agreement relating to the Business; or

            (j) except as may be required by a Governmental Entity, commit or agree to take any of the foregoing actions.

            Section 5.02 NO SOLICITATION. (a) From the date hereof to the Closing, OneBeacon shall not, and shall cause each OneBeacon Subsidiary not to, nor shall OneBeacon permit any of its Affiliates or any of their respective Representatives to (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the execution of this Agreement, OneBeacon will, and OneBeacon shall cause each OneBeacon Subsidiary to, use its commercially reasonable best efforts to pursue, pursuant to the terms of any Third Party Confidentiality Agreements, the return from all third parties and their representatives of all confidential information provided to them in connection with or concerning the Business. OneBeacon shall, and shall cause each OneBeacon Subsidiary to, provide to Liberty the benefits of OneBeacon's and/or OneBeacon Subsidiaries' rights under any Third Party Confidentiality Agreements, including exercising such rights for the benefit of Liberty. SCHEDULE 5.02 hereto is a true and complete list of all Third Party Confidentiality Agreements.

            (b) From the date hereof to the Closing, OneBeacon shall, and OneBeacon shall cause the OneBeacon Subsidiaries to, promptly notify Liberty of any Acquisition Proposal, the person making such Acquisition Proposal and all material terms and conditions of such Acquisition Proposal.

            Section 5.03 ACCESS TO INFORMATION; CONFIDENTIALITY. OneBeacon shall, and shall cause each OneBeacon Subsidiary to (a) afford to Liberty and its Representatives reasonable access during normal business hours and upon reasonable prior notice during the period from the date hereof to the Closing Date to all of the (i) Insurance Policies, Books and Records and Transferred Assets, including all Independent Producer, underwriting and claims data and information and (ii) personnel involved in the Business, including all key managers, PROVIDED, that such access shall not unreasonably interfere with the operation of the Business, and (b) during such period, furnish as promptly as practicable to Liberty such information concerning the Business as Liberty may from time to time reasonably request. From the date hereof to the Closing Date, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, make reasonable accommodation to permit such Representatives to effectively monitor the Business Employees. Liberty agrees that it will hold, and will cause its Affiliates and each of their respective Representatives to hold, any information so obtained in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement. No investigation or review by Liberty or any of its Representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of Parent or OneBeacon under this Agreement or otherwise; it being understood that, notwithstanding any right of Liberty to have access to information concerning the Business pursuant to this Section 5.03 and notwithstanding any knowledge of facts determined or determinable by Liberty in connection therewith, subject only to Section 10.06, Liberty has the right to rely fully upon the representations, warranties, covenants and agreements of Parent and OneBeacon contained in this Agreement, any Ancillary Agreement or any Schedule, Exhibit or certificate in respect thereof.

            Section 5.04 COMMERCIALLY REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            Section 5.05 CONSENTS, APPROVALS AND FILINGS

            (a) OneBeacon and Liberty will make and cause their respective Subsidiaries to make all necessary filings with Governmental Entities, as soon as practicable, including, without limitation, any filing required under state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, OneBeacon and Liberty shall, and shall cause their respective Subsidiaries to, use their commercially reasonable best efforts in cooperation with each other to (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities necessary or advisable for the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement. OneBeacon and Liberty shall use their commercially reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. OneBeacon and Liberty shall, and shall cause their respective Subsidiaries to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of (i) necessary filings or submissions to any Governmental Entity in connection with the transactions contemplated by this Agreement and (ii) responses to any inquiries by any Governmental Entity regarding the transactions contemplated by this Agreement.

            (b) Each of the parties shall notify the other parties and keep them advised as to the status of all applications to, and proceedings before, Governmental Entities in connection with the transactions contemplated by this Agreement. Each of the parties shall provide to the other parties copies of all applications or other correspondence or materials in advance of filing or submission thereof by such parties or their Affiliates to Governmental Entities in connection with the transactions contemplated by this Agreement. Each party shall be responsible for the payment of all costs and expenses incurred by such party in connection with obtaining any such consents, approvals, permits or authorizations; PROVIDED, HOWEVER, that the parties shall share equally any filing or other similar processing fees payable to a Governmental Entity in connection with obtaining such consents, approvals, permits or authorizations.

             (c) (i) OneBeacon and Liberty shall each use their commercially reasonable best efforts in cooperation with each other, to obtain at the lowest cost practicable and as promptly as practicable following the date hereof all consents, approvals, waivers or authorizations of all third parties (other than Governmental Entities) necessary to permit the consummation of the transactions and the provision of services contemplated by this Agreement or any Ancillary Agreement, including any required consents, approvals, waivers or authorizations with respect to (A) an assignment or sublicense of the Licensed Generally Used Software and the Licensed Exclusively Used Software (which assignments or sublicenses shall contain provisions to permit the relevant Licensed Exclusively Used Software to continue to reside and operate on systems owned by OneBeacon or the OneBeacon Subsidiaries and, if applicable, to permit Liberty or its designated Affiliates to have its data processed by the software) for use by or on behalf of Liberty and its designated Affiliates solely in connection with the conduct of the Business, the operation of the Data Centers, and the provision of any services by Liberty or its designated

Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement, (B) a sublease of a lease or an assignment of a lease relating to any of the Leased Properties and (C) the assignment or transfer of rights under any other Assigned and Assumed Contract.

                  (ii) All amounts payable to the third parties described in
Section 5.05(c)(i) above in connection with obtaining consents, approvals, waivers and authorizations from such third parties will be shared equally by Liberty and OneBeacon; PROVIDED that Liberty's liability for such amounts shall be limited to an aggregate of $4,000,000, and OneBeacon shall be solely responsible for all amounts in excess thereof; PROVIDED FURTHER, OneBeacon shall be solely responsible for, and Liberty shall have no obligation with respect to, payment of any penalties, charges or fees incurred by OneBeacon or any of its Affiliates in connection with obtaining such consents, approvals, waivers and authorizations to the extent that such penalties, charges or fees result from
(A) the acceleration of deferred costs and expenses, the reinstatement of previously waived fees and expenses, the increase in per-unit costs and other similar costs and expenses or (B) any costs and expenses payable as a result of the termination, diminishment or other modification of services or equipment required under any telecommunications services or equipment agreement. Liberty shall be entitled to participate in any negotiation with any Person whose consent is required in connection with the assignment or sublicensing or other transfer of an Assigned and Assumed Contract or Licensed Generally Used Software and the rights and obligations thereunder.

                  (iii) Pending obtaining any consent, approval, waiver or authorization with respect to an Assigned and Assumed Contract, the parties shall cooperate with each other to effect mutually agreeable, reasonable and lawful arrangements designed to provide Liberty or its designated Affiliates with (A) the economic and operational equivalents that would have been realized by Liberty or its designated Affiliates had the applicable Assigned and Assumed Contract (such term to exclude for purposes of this Section 5.05(c)(iii) contracts and agreements relating to Licensed Exclusively Used Software) been assigned, subleased or transferred to Liberty or its designated Affiliates at Closing or (B) to the extent that such economic and operational equivalent cannot be provided through OneBeacon or one of its Affiliates, alternative third party contractual arrangements which arrangements shall be determined by Liberty in its reasonable discretion to be acceptable. Once consent, approval, waiver or authorization for the assignment, sublease or transfer of any such Assigned and Assumed Contract not assigned, subleased or transferred at the Closing is obtained, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, assign, sublease or transfer promptly such Assigned and Assumed Contract to Liberty or its designated Affiliate. In the event that any such Assigned and Assumed Contract cannot be so assigned, subleased or transferred or the full benefits of use of any such Assigned and Assumed Contract cannot be provided to Liberty or its designated Affiliates within a reasonable period of time following the Closing pursuant to this Section 5.05, then Liberty, or its designated Affiliates on the one hand, and the OneBeacon Subsidiaries or OneBeacon, on the other hand, shall enter into such arrangements (including servicing, subleasing, subcontracting or occupancy) that will provide Liberty or its designated Affiliates with (A) the economic and operational equivalents that would have been realized by Liberty or its designated Affiliates had the applicable Assigned and Assumed Contract been assigned, subleased or transferred to Liberty or its designated Affiliates at Closing or (B) to the extent that such economic and operational equivalent cannot be provided through OneBeacon or one of its Affiliates, alternative third party contractual arrangements which arrangements shall be determined by Liberty in its reasonable discretion to be acceptable.

                  (iv) With respect to the Licensed Exclusively Used Software which is used pursuant to a license that is assigned to Liberty or its designated Affiliates pursuant to this Section 5.05 and is an Assigned and Assumed Contract, Liberty or its designated Affiliates shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities, including licensing, and maintenance fees incurred after the Closing Date unless such sums are included or otherwise provided for in the Transition Services Agreement. OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, comply with the applicable terms and conditions of such licenses.

                  (v) OneBeacon shall, and shall cause the OneBeacon Subsidiaries, to provide Liberty (A) at Closing or as promptly as practicable thereafter, a copy of all license agreements regarding the Licensed Generally Used Software and the Licensed Exclusively Used Software, and (B) as soon as practicable after the execution of sublicenses and assignments pursuant to which Liberty or its designated Affiliates acquire rights to the Licensed Generally Used Software or the Licensed Exclusively Used Software, a copy of all such sublicenses and assignments. With respect to the Licensed Generally Used Software and Licensed Exclusively Used Software which is sublicensed to Liberty pursuant to this Section 5.05(c) or 5.05(d) (under a corresponding license to OneBeacon or a OneBeacon Subsidiary), OneBeacon and Liberty or its designated Affiliates shall be responsible for complying with the terms and conditions of the applicable licenses and sublicenses governing such software, provided that the obligation of Liberty and its designated Affiliates to so comply shall apply only to the extent that such licenses or sublicenses have been provided to Liberty. In no event shall OneBeacon or any OneBeacon Subsidiary terminate any license existing as of the Closing Date for any Licensed Generally Used Software or Licensed Exclusively Used Software that is sublicensed to Liberty or its designated Affiliates pursuant to this Section 5.05(c) or 5.05(d), except that OneBeacon or any OneBeacon Subsidiary may terminate any such license so long as such termination (A) has been consented to by Liberty (such consent not to be unreasonably withheld or delayed), or (B) (x) does not cause Liberty to incur any additional costs or impose any additional obligations or restrictions on Liberty and (y) does not impair Liberty's ability to conduct the Business, operate the Data Centers or provide any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements and the Imaging Transition Services Agreement. With respect to Licensed Generally Used Software, OneBeacon and Liberty shall share the costs and expenses in a fair and equitable manner (based on use and benefit) of ongoing contractual responsibilities, including licensing and maintenance fees incurred after the Closing Date (but excluding amortization of development expenses other than development expenses incurred at the request of Liberty), unless such sums are included or otherwise provided for in the Transition Services Agreement; provided, that (A) Liberty's obligations for payment under this section apply only to the extent that such licenses or sublicenses have been provided to Liberty, (B) OneBeacon and OneBeacon Subsidiaries shall be responsible for the payment of all costs and expenses of all ongoing contractual responsibilities, including licensing, upgrade and maintenance fees, to the extent associated with the use by OneBeacon and OneBeacon Subsidiaries of the Licensed Generally Used Software other than in connection with the conduct of the Business, and (C) OneBeacon and OneBeacon Subsidiaries, on the one hand, and Liberty, on the other hand, shall allocate responsibility for the payment of the costs and expenses of all ongoing contractual responsibilities for system upgrades and developments on a fair and equitable basis if Liberty requests such upgrades or developments.

            (d) Once any necessary consents, approvals, waivers or authorizations for the sublicense or assignment, as applicable, of the Licensed Generally Used Software and the Licensed Exclusively Used Software have been obtained, OneBeacon shall and shall cause the OneBeacon Subsidiaries to sublicense or assign, as applicable, such Licensed Generally Used Software and Licensed Exclusively Used Software to Liberty or its designated Affiliate. Pending obtaining any consent, approval, waiver or authorization, the parties shall cooperate with each other to effect mutually agreeable, reasonable and lawful arrangements designed to provide Liberty and its designated Affiliates with (i) the economic and operational equivalents that would have been realized by Liberty or its designated Affiliates had the applicable Licensed Generally Used Software and Licensed Exclusively Used Software been sublicensed or assigned, as applicable, to Liberty or its designated Affiliates at Closing or
(ii) to the extent that such economic and operational equivalent cannot be provided through OneBeacon or one of its Affiliates, alternative third party contractual arrangements which arrangements shall be determined by Liberty in its reasonable discretion to be acceptable. In the event that OneBeacon is unable, notwithstanding the use of commercially reasonable best efforts, to obtain such consents, approvals, waivers or authorizations with respect to the sublicense or assignment of the Licensed Generally Used Software and the Licensed Exclusively Used Software by the Closing, OneBeacon will promptly identify and provide to Liberty or its designated Affiliates licenses for software determined by Liberty in its reasonable discretion to be suitable substitutes therefor. To the extent that the fees paid or payable to a licensor of such substitute software exceed the license fees which would otherwise have been paid or payable for the software being substituted during the balance of the term of the license for the software being substituted (which for purposes of this sentence shall be deemed to not exceed a period of five (5) years from the Closing Date), such excess fees shall be shared equally by the parties, it being understood that Liberty's share of such excess fees shall be deemed to be "amounts " for which Liberty is liable for the purposes of the first sentence of
Section 5.05(c)(ii) and, accordingly, the present value of such excess fees (using a discount rate of 3.5%) shall be taken into account for purposes of determining whether the $4,000,000 limitation set forth in the first sentence of
Section 5.05(c)(ii) has been satisfied, it being further understood that OneBeacon shall be responsible for reimbursing Liberty for all such excess fees to the extent that the aggregate amounts for which Liberty is liable pursuant to the first sentence of Section 5.05(c)(ii), taking into account all amounts incurred by Liberty pursuant to this sentence, exceed $4,000,000.

            Section 5.06 NOTIFICATION. From the date hereof to the Closing Date, each of OneBeacon and Liberty shall promptly notify the other, keep it advised as to, and furnish any information reasonably requested with respect to (i) any Action pending and known to it or, to its Knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby, (ii) the occurrence of any OneBeacon Material Adverse Effect or Liberty Material Adverse Effect, as applicable, and (iii) the occurrence of any material breach by any of the other parties hereto of such party's representations, warranties or covenants (or, with respect to such representation or warranty qualified as to materiality, the occurrence of any breach) under this Agreement.

            Section 5.07 FURTHER ASSURANCES. On and after the Closing Date, Parent, OneBeacon and Liberty shall, and shall cause their respective Subsidiaries to, take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may reasonably be necessary to carry out any of the provisions of this Agreement or any Ancillary Agreement or consummate any of the transactions contemplated by this Agreement or any Ancillary Agreement, it being expressly understood, however, that, except as otherwise provided herein, such as by way of example, in Section 5.05 hereof, or in any Ancillary Agreement, the foregoing shall not be construed to obligate OneBeacon, any of the OneBeacon Subsidiaries or Liberty or any of the RAM Group Companies to (i) take any action following the Closing not expressly required under this Agreement or any Ancillary Agreement which would be materially burdensome to such Person or (ii) incur any additional expense in furtherance of any action not expressly required in this Agreement or in any Ancillary Agreement. Following the Closing, if OneBeacon, Parent and Liberty mutually agree that any asset, employee or liability of OneBeacon, any of the OneBeacon Subsidiaries or any OneBeacon Subsidiary's Affiliate should have been a Transferred Asset, a Business Employee or an Assumed Liability, as applicable, (A) OneBeacon shall, and shall cause such OneBeacon Subsidiaries to,
(i) in the case of an asset (including an Assigned and Assumed Contract), transfer such asset to Liberty at no cost, and in such case, such asset shall be deemed to be a Transferred Asset for all purposes of this Agreement and (ii) in the case of an employee, permit Liberty to offer to employ such employee and (B) in the case of a liability (including any liability relating to a Transferred Asset transferred in accordance with clause (A)(i) above to the extent that such liability would constitute an Assumed Liability), Liberty shall, or shall cause any of the RAM Group Companies or any of their Affiliates to, assume such liability for no additional consideration and in such case, such liability shall be deemed to be an Assumed Liability for all purposes of this Agreement.

            Section 5.08 EXPENSES. Except as otherwise specifically provided in this Agreement or any Ancillary Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement or any Ancillary Agreement and consummation of the transactions contemplated hereby and thereby, including all fees and expenses of agents and Representatives.

            Section 5.09 EMPLOYEES AND EMPLOYEE BENEFITS. (a) For the Leasing Period, OneBeacon shall, and shall cause the OneBeacon Group to, lease, pursuant to the Employee Leasing Agreement, the services of the Business Employees to Liberty.

            (b) On or before November 5, 2001, Liberty shall cause the Liberty Group to make Offers of Employment, either individually and/or as a group, to commence as of January 1, 2002, to approximately 2,400 (but in any event at least 2,300) of the full time Business Employees. The Liberty Group shall use its sole discretion in determining Business Employees to whom they make such Offers of Employment. For this purpose "Offer of Employment" means a written offer to a full time Business Employee on the active payroll for full time employment beginning January 1, 2002 at a location within fifty miles (or greater than 50 miles if agreed to by the Business Employee) of such Business Employee's work location with the OneBeacon Group, at a base salary no less than that in effect at the OneBeacon Group on December 31, 2001 and with incentive opportunity and employee benefits, including medical, disability and life insurance and retirement benefits, that are no less favorable than those provided by the RAM Group Companies to their other similarly-situated employees except as otherwise noted herein. OneBeacon shall, and shall cause the OneBeacon Group to, terminate the employment of all Business Employees who will become Transferred Employees effective as of December 31, 2001 and Liberty shall cause the applicable Liberty Group member to hire such Transferred Employees as of January 1, 2002 on the terms set forth in the Offer of Employment. Liberty shall credit, or shall cause the Liberty Group to credit, each Transferred Employee with the amount (in full days only) of his/her accrued but unused vacation on December 31, 2001 (but in no event to exceed 10 vacation days) under the plans or programs of the OneBeacon Group, provided that such accrued vacation time shall become subject to all the limitations and provisions of the related Liberty plans, including, but not limited to, requiring a maximum of five (5) such days to be used for purposes of satisfying any applicable waiting period under Liberty's short-term disability plan. As soon as reasonably practicable after January 1, 2002, but in no event later than January 30, 2002, in consideration for Liberty crediting such accrued vacation, OneBeacon shall pay Liberty an amount equal to the value of the number of vacation days credited on behalf of the Transferred Employees by wire transfer of immediately available funds in U.S. dollars to such account or accounts of Liberty as Liberty shall designate in writing at least three Business Days prior to the payment date; PROVIDED, that prior to forwarding such payment OneBeacon shall provide Liberty with a true and complete statement detailing the calculation of such payment. Nothing in this Agreement shall be construed as limiting in any way the right of the Liberty Group (or an Affiliate thereof) on and after January 1, 2002, to terminate the employment of any Transferred Employee, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Transferred Employees to the extent that any changes to salary or wages are done in accordance with the RAM Group Companies' normal compensation and benefit plan practices and apply generally to employees or former employees of the RAM Group Companies' business; provided, (i) the Liberty Group shall not reduce a Transferred Employee's base salary or benefits (as determined above) prior to June 1, 2002, it being understood by all parties hereto that termination of any Transferred Employee's employment shall not be deemed a reduction of base salary or benefits, and (ii) from and after June 1, 2003, Liberty shall cause the Liberty Group to be responsible for all severance and outplacement payments of the Transferred Employees pursuant to the terms of the severance plans, policies and/or arrangements in effect for employees of the Liberty Group on the date of the applicable Transferred Employee's date of termination. Liberty shall cause the Liberty Group to indemnify and hold the OneBeacon Subsidiaries harmless from any damages, expenses and costs related to claims related to the Liberty Group offers of employment to Business Employees or the Liberty Group's failure to give Offers of Employment to any Business Employees which claims in each case are held to arise solely from a violation of the federal, state or local law prohibiting discrimination.

            (c) Liberty shall cause the Liberty Group to reimburse the OneBeacon Subsidiaries for the severance payments of weekly base salary based on length of employment through December 31, 2001 in accordance with the criteria set forth on SCHEDULE 5.09(c) paid by the OneBeacon Group to the Business Employees not given Offers of Employment by the Liberty Group and terminated by the OneBeacon Subsidiaries prior to January 1, 2002, to the extent the Business Employee is otherwise entitled to severance payments in accordance with the OneBeacon Plans (as defined below). Liberty shall cause the Liberty Group and OneBeacon shall cause the OneBeacon Subsidiaries to cooperate in good faith in the management of the severance process relating to Business Employees who are not given Offers of Employment so that such Business Employees may be terminated prior to January 1, 2002. Such severance payments shall be reimbursed by the Liberty Group after receiving a written request therefor from the OneBeacon Subsidiaries (no more frequently than monthly) setting forth the details and providing reasonable documentation thereof. Neither the Liberty Group nor any of its Affiliates shall have any responsibility or liability for any other severance amounts or benefits, including but not limited to, COBRA subsidies, pension benefits based on factors other than actual service and age to which a Business Employee or Transferred Employee becomes entitled as a result of severance ("Enhanced Pension Benefits"), and all severance benefits and payments provided to (i) employees of the OneBeacon Subsidiaries who are not Business Employees, (ii) Transferred Employees with respect to their employment and termination thereof with the OneBeacon Subsidiaries, or (iii) Business Employees who do not accept an Offer of Employment from the Liberty Group that meets the requirements of Section 5.09(b). In lieu of providing benefits under the Liberty Group severance plans, Liberty shall cause the Liberty Group to provide the following severance pay and benefits to Transferred Employees terminated by Liberty prior to June 1, 2003:
(x) severance pay in accordance with the criteria set forth on Schedule 5.09(c);
(y) COBRA subsidies or COBRA enhancements in accordance with the terms of the OneBeacon severance plan or policy applicable to the Business Employees as in effect on the date of Closing (the "OneBeacon Plan"); and, (z) outplacement benefits in accordance with the applicable Liberty Group plan ("Outplacement Benefits"); PROVIDED THAT (i) OneBeacon shall provide (and Liberty shall have no responsibility to provide) any Enhanced Pension Benefits to which any such Transferred Employee is entitled under the OneBeacon Plan and (ii) OneBeacon shall reimburse Liberty on a monthly basis for the value of benefits provided by Liberty in accordance with the terms of the OneBeacon Plan (including COBRA subsidies or COBRA enhancements) in excess of the severance pay calculated in accordance with the criteria set forth on Schedule 5.09(c) (it being understood that Liberty shall be responsible for paying the severance pay calculated in accordance with the criteria set forth on Schedule 5.09(c) and the Outplacement Benefits without reimbursement by OneBeacon) and that OneBeacon shall not be required to reimburse Liberty or the Liberty Group for benefits or payments that are not required under the terms of the OneBeacon Plan. Except as set forth herein, the OneBeacon Group shall have no liability to the Liberty Group for severance obligations relating to the termination of Transferred Employees by the Liberty Group on or after January 1, 2002.

            (d) Liberty shall cause the Liberty Group to pay 50% of the value of the benefits (whether such benefits are paid in cash or stock) provided under the retention program listed on Schedule 5.09(d)(i) (the "OneBeacon Program") and OneBeacon shall cause the OneBeacon Subsidiaries to pay 50% of the value of the benefits provided under the retention program described in Schedule 5.09(d)(ii) (the "Liberty Program"); PROVIDED THAT the Liberty Group's share of the costs associated with the OneBeacon Program and the OneBeacon Subsidiaries' share of the costs associated with the Liberty Program shall each be limited to $3 million. OneBeacon shall invoice Liberty for 50% of the value of the benefits provided under the OneBeacon Program promptly after each date on which the applicable equity awards vest. Liberty shall invoice OneBeacon for 50% of the value of the benefits provided under the Liberty Program promptly after each date on which payments are made thereunder. Each party shall pay its share of the benefits provided under the OneBeacon Program or the Liberty Program, as applicable, in immediately available funds promptly after receipt of the invoice.

            (e)  With respect to each Transferred Employee:

                  (i) Liberty shall waive, or cause the Liberty Group to waive, pre-existing condition exclusions and waiting period requirements under any medical or dental plans maintained or sponsored by or contributed to by the Liberty Group for such Transferred Employees on or after January 1, 2002 and evidence of insurability provisions (with the exception of dependent life insurance coverage) under the group employee life insurance program maintained or sponsored by or contributed to by the Liberty Group for such Transferred Employees on or after January 1, 2002; PROVIDED that such conditions, waiting periods, or exclusions did not preclude coverage for such Transferred Employee as of December 31, 2001 under the comparable plans of the OneBeacon Subsidiaries.

                  (ii) The OneBeacon Subsidiaries' plans shall be responsible for all welfare benefits relating to the Transferred Employees and which are accrued prior to January 1, 2002 (including without limitation retiree welfare benefits subject to the obligations set forth in Schedule 5.09(e)(iii)), and the welfare benefit plans in effect for the Liberty Group's employees shall assume responsibility for the Liberty Group's portion of the welfare plan benefits relating to Transferred Employees and which are accrued on and after January 1, 2002 (except as otherwise provided in Section 5.09(c)). For this purpose, a benefit shall be deemed to accrue when the medical or other service giving rise thereto is performed, except that: (A) in the case of a death benefit, such accrual shall be deemed to occur on the date of death, and (B) in the case of short-term disability, such accrual shall be deemed to occur on the date benefits are paid, and (C) in the case of long-term disability, such accrual shall be deemed to occur on the effective date of the first long-term disability payment.

                  (iii) Liberty shall grant, or cause the Liberty Group to grant, past service credit for each Transferred Employee with the OneBeacon Subsidiaries or any of their Affiliates prior to January 1, 2002 for purposes of
(A) eligibility and vesting (but not for purposes of benefit accrual except as expressly provided in this Section 5.09(e)(iii)) under all of Liberty's employee benefit plans, (B) Liberty's vacation, sick leave and severance policies for purposes of calculating the amount of each Transferred Employee's vacation and sick leave entitlement and severance benefits, and (C) post retiree benefits as summarized on SCHEDULE 5.09(e)(iii). On or prior to the first business day following January 1, 2002, in consideration for Liberty granting past service credit for post-retiree health benefits, OneBeacon shall pay Liberty $14.573 million from its general assets by wire transfer of immediately available funds in U.S. dollars to such account or accounts of Liberty as Liberty shall designate in writing at least three (3) Business Days prior to the payment date.

                  (iv) OneBeacon shall make available to the Liberty Group as soon as practicable after January 1, 2002 data and records regarding the Transferred Employees that the parties mutually agree are appropriate for the Liberty Group to possess; PROVIDED, that OneBeacon shall provide to the Liberty Group such information regarding the Transferred Employees which the Liberty Group may request which is necessary for the Liberty Group to obtain in order to comply with any applicable employment law, rule, regulation or provision; PROVIDED, FURTHER, that OneBeacon shall not be required to provide any data or records under this subsection in violation of any applicable law or if doing so could result in liability to the OneBeacon Group.

                  (v) Liberty shall cause the Liberty Group to assume, and indemnify and hold OneBeacon and the OneBeacon Subsidiaries harmless against, the contractual severance obligations (A) for the eight (8) officers listed on
SCHEDULE 5.09(e)(v)(A) and (B) for the employees listed on SCHEDULE 5.09(e)(v)(B); PROVIDED that the Liberty Group shall not indemnify and hold OneBeacon and the OneBeacon Subsidiaries harmless against, and OneBeacon shall reimburse Liberty for any payments made, or benefits provided by, the Liberty Group to, the employees listed on SCHEDULE 5.09(e)(v)(B) pursuant to the contract with OneBeacon in effect on the date hereof to the extent such payment or benefits are in excess of the severance pay calculated in accordance with the criteria set forth on SCHEDULE 5.09(c).

                  (vi) OneBeacon shall cause the OneBeacon Subsidiaries to amend the OneBeacon Subsidiaries DB Plan as of the Closing Date to provide each Transferred Employee (i) the choice of either (A) if the Transferred Employee's employment is terminated by the Liberty Group prior to June 1, 2003 and he or she meets the applicable age and service requirements at the time of his or her termination, the Transferred Employee's accrued benefit as of December 31, 2001 as adjusted for the termination enhancement related to the acquisition of the OneBeacon Group by Parent of the OneBeacon Subsidiaries DB Plan, or (B) the Transferred Employee's accrued benefit adjusted to reflect future increases of 3.5% per annum from December 31, 2001 until the earlier of the dates (x) the Transferred Employee's employment terminates with the Liberty Group or (y) the Transferred Employee elects to commence distribution under the OneBeacon Subsidiaries DB Plan, and (ii) with pension service credit for vesting and eligibility (but not benefit accrual) purposes for the Transferred Employee's period of employment with the Liberty Group; PROVIDED that in the event there is a net reduction in the accrual rates (after taking into consideration the average value of the benefit active participants receive from any replacement benefit or plan) for all or a large cross-section of active participants in the OneBeacon Subsidiaries DB Plan, OneBeacon may proportionally reduce the 3.5% accrued benefit adjustment factor referenced in subparagraph (B), above, without violating this Agreement, it being understood that OneBeacon and the OneBeacon Group agree to not take action directed specifically at the Transferred Employees if such action would adversely impact the Transferred Employees. Liberty shall cause the Liberty Group to notify the OneBeacon Subsidiaries at least monthly, or earlier as the need arises of the date of any Transferred Employee's termination with the Liberty Group. Liberty's 401(k) plan shall permit rollovers of accounts from the OneBeacon Subsidiaries' 401(k) plan, which rollovers may include outstanding loans not in default transferred to and accepted by Liberty; PROVIDED, HOWEVER, that any such loan shall be accepted by Liberty's 401(k) plan only in accordance with Liberty's 401(k) plan's loan protocol with respect to such loans as in effect on August 31, 2001.

                  (vii) OneBeacon shall cause the OneBeacon Subsidiaries to be responsible for satisfying obligations under COBRA to provide continuation coverage to or with respect to: (A) any Business Employee who does not become a Transferred Employee, his spouse or his dependents, and (B) any Transferred Employee, his spouse or his dependents in accordance with law with respect to any "qualifying event" occurring before January 1, 2002 (including any employer-provided subsidies with respect to such COBRA coverage). The Liberty Group shall be responsible for satisfying obligations under COBRA and to provide continuation coverage to or with respect to any Transferred Employee, his spouse or dependent in accordance with law with respect to any "qualifying event" which occurs on or after January 1, 2002.

                  (viii) Except as otherwise provided herein or in the Employee Leasing Agreement, (A) Liberty shall cause the Liberty Group to be responsible for, and shall indemnify and hold harmless OneBeacon and the OneBeacon Group against, any action, claim or proceeding brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising on or after November 1, 2001, and (B) OneBeacon shall cause the OneBeacon Subsidiaries to be responsible for, and shall indemnify and hold harmless Liberty and the Liberty Group against, any action, claim or proceeding brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising prior to November 1, 2001.

Except as expressly provided above, the Liberty Group shall not have any responsibility or obligation to credit past service to the Transferred Employees under Liberty's employee benefit, severance and compensation arrangements or plans or other such arrangements or plans maintained or contributed to by the Liberty Group for their employees.

            (f) OneBeacon shall cause the OneBeacon Subsidiaries to be responsible for any and all deferred compensation, qualified retirement plan benefits and nonqualified retirement plan benefits due to Transferred Employees under the OneBeacon Subsidiaries' and their Affiliates' deferred compensation plans, qualified plans and nonqualified plans with respect to services rendered prior to January 1, 2002 by any Transferred Employee; provided that nothing herein shall relieve the Liberty Group of its obligations under Article IV of the Employee Leasing Agreement.

            (g) OneBeacon shall cause the OneBeacon Subsidiaries to be responsible for compliance with all applicable requirements of the Worker Adjustment and Retraining Notification Act or any similar state law ("WARN") arising out of, or relating to, any actions taken by the OneBeacon Subsidiaries with respect to Business Employees who do not become Transferred Employees on or after January 1, 2002; PROVIDED, that Liberty shall be responsible for any costs or expenses incurred by OneBeacon pursuant to WARN to the extent such costs or expenses are attributable to Liberty's failure to identify prior to October 27, 2001 the Business Employees to whom Offers of Employment will be made and nothing herein shall relieve the Liberty Group of its obligations under Article IV of the Employee Leasing Agreement.

            (h) During the period from the date hereof until January 1, 2002, OneBeacon shall and shall cause the OneBeacon Subsidiaries to use their reasonable efforts to promptly notify Liberty if any Business Employee notifies any OneBeacon Subsidiary, OneBeacon or any of their Affiliates or if any OneBeacon Subsidiary, OneBeacon or any of their Affiliates otherwise receives notice or obtains knowledge of a Business Employee's actual or pending termination of employment with any OneBeacon Subsidiary or any OneBeacon Subsidiary's Affiliate other than in connection with this Agreement.

            (i) Except as set forth in this Section 5.09, neither Liberty, the RAM Group Companies nor any of their Affiliates shall assume any liabilities or obligations under the Plans or the Severance Plans.

            Section 5.10 INTELLECTUAL PROPERTY AND COMPUTER SOFTWARE. (a) On or prior to the Closing Date, OneBeacon and Liberty shall, and OneBeacon shall cause the OneBeacon

Subsidiaries to, and Liberty shall cause its designated Affiliates to enter into one or more license agreements (i) in the form of Exhibit M-1 hereto for use by Liberty of Owned Generally Used Software, (ii) in the form of Exhibit M-2 hereto for use by Liberty of Owned Generally Used Intellectual Property Rights, and
(iii) in the form of Exhibit M-3 hereto for use by Hawkeye-Security of the Hawkeye Name and Marks.

            (b) In the event that the Owned Generally Used Software, Owned Exclusively Used Software, Licensed Generally Used Software or Licensed Exclusively Used Software (to the extent that it is sublicensed rather than assigned), is, during the term of the Software License Agreement, the subject of a claimed or alleged infringement of another person's patent, copyright, trade secret, trademark, service mark, trade name, right of privacy or any other contractual or proprietary rights on the Closing Date and such software is included in the Transferred Assets or licensed to Liberty hereunder for Liberty's conduct of the Business or operation of the Data Centers, then in addition to any indemnity that may apply pursuant to Article X, OneBeacon or the relevant OneBeacon Subsidiary, at OneBeacon's or the relevant OneBeacon Subsidiary's option will either (i) secure a license to such person's software for the benefit of Liberty on terms reasonably satisfactory to Liberty, (ii) modify such software so as to make it non-infringing and with substantially similar performance, or (iii) secure a license to reasonably comparable substitute software for Liberty on terms reasonably satisfactory to Liberty for purposes of this Agreement. OneBeacon and Liberty shall share equally in the costs and expenses of securing such new licenses or performing such modifications related to the Owned Generally Used Software and Licensed Generally Used Software; PROVIDED that any costs and expenses so incurred shall be deemed to be "amounts" for purposes of Section 5.05(c)(ii) and included within the calculation of Liberty's maximum liability in the amount of $4,000,000 under Section 5.05(c)(ii) , and provided OneBeacon shall be solely responsible for all amounts in excess thereof.

            (c) OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, ensure that for the Licensed Exclusively Used Software that is assigned or sublicensed to Liberty and the Licensed Generally Used Software that is sublicensed to Liberty, Liberty shall have access to, and at Liberty's request, a copy of the object code, executables and documentation therefor, and, in the cases where such software is operated on hardware owned by Liberty, a copy of the source code, to the extent that OneBeacon or the applicable OneBeacon Subsidiary has the rights to do so under the applicable assignment or license.

            (d) OneBeacon shall, and shall cause the OneBeacon Subsidiaries, as soon as practicable after the Closing and in a manner mutually agreed to with Liberty, to implement or cause to implement such security codes and systems (including, without limitation by changing security access codes and passwords) as are necessary to prevent access to all the Transferred Assets that include information or intellectual property by the OneBeacon Subsidiaries and OneBeacon after Closing and to provide Liberty with sole access thereto except as required by the Transition Services Agreement. OneBeacon shall, and shall cause the OneBeacon Subsidiaries, as soon as practicable after the Closing and in a manner mutually agreed to with Liberty, to implement or cause to implement adequate security codes and systems as are reasonably necessary to prevent OneBeacon Subsidiaries and OneBeacon, on the one hand, and Liberty on the other, from accessing each other's data and systems when operating the Licensed Generally Used Software and Owned Generally Used Software, except as is necessary for the performance of obligations under the Ancillary Agreements, including without limitation, the Transition Services Agreement, the Administrative Services Agreements or the License Agreements. Liberty and OneBeacon and the OneBeacon Subsidiaries shall each bear their own costs and expenses associated with implementing the aforementioned security codes and systems.

            Section 5.11 INTERNAL REINSURANCE ARRANGEMENTS. (a) Subject to the receipt on or prior to the Closing Date of all required regulatory approvals, OneBeacon shall cause the OneBeacon Insurers to cede to OBIC, and OBIC to accept, 100% of the written premium and 100% of the Reinsured Liabilities associated with the Post-Closing Policies written by the OneBeacon Insurers, subject, in the case of Post-Closing Policies written by Oregon Auto and North Pacific, to the penultimate sentence of this Section 5.11(a). In the event that all regulatory approvals required to consummate the foregoing transaction shall not have been received on or prior to the Closing, OneBeacon shall cause those OneBeacon Insurers that have not received the required regulatory approvals to enter into alternative reinsurance agreements with Peerless and Liberty Northwest, as applicable, to carry out the purpose and intent of the Peerless Post-Closing Indemnity Reinsurance Agreement and the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement with respect to such OneBeacon Insurers. Upon the acquisition by Liberty Northwest of the issued and outstanding capital stock of Oregon Auto pursuant to the Stock Purchase Agreement, (i) OneBeacon shall cause the foregoing reinsurance arrangement between each of Oregon Auto and North Pacific and OBIC to terminate with respect to cessions on or after the closing date of such acquisition, and (ii) subject to the receipt of all necessary regulatory approvals, OneBeacon or Liberty, as appropriate, shall cause Oregon Auto and North Pacific to immediately thereafter enter into the Liberty Northwest Indemnity Reinsurance Agreement. In the event that all regulatory approvals required for Oregon Auto, North Pacific and Liberty Northwest to enter into the Liberty Northwest Indemnity Reinsurance Agreement shall not have been received on or prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, Liberty shall cause Oregon Auto and North Pacific and OneBeacon shall cause OBIC to enter into alternative reinsurance arrangements to carry out the purpose and intent of the OBIC Indemnity Reinsurance Agreement with respect to business written by Oregon Auto and North Pacific following such closing.

            (b) Subject to the receipt on or prior to the Closing Date of all required regulatory approvals, Liberty shall cause the RAM Group Companies to cede to Peerless, and Peerless to accept, 100% of the written premium and 100% of the Reinsured Liabilities associated with the RAM Rewritten Policies. In the event that all regulatory approvals required to consummate the foregoing transaction shall not have been received on or prior to the Closing, Liberty shall cause those RAM Group Companies that have not received the required regulatory approvals to enter into alternative reinsurance agreements with OBIC to carry out the purpose and intent of the Rewritten Indemnity Reinsurance Agreement with respect to such RAM Group Companies.

            Section 5.12 CHANGE OF NAME (a) The parties acknowledge that pursuant to this Agreement, at the Closing, OneBeacon shall, and shall cause its Affiliates to, sell, assign and transfer to Liberty all of their right, title and interest in the name "Hawkeye-Security Insurance Company" and any related trademarks or service marks. Within fifteen (15) calendar days after the Closing, OneBeacon shall cause Hawkeye-Security to make all filings necessary to change Hawkeye-Security's name in the State of Iowa to a name which does not include the words

"Hawkeye", "Security" or any other name of similar import or which could result in confusion with "Hawkeye" or "Security". Promptly, but in no event more than fifteen (15) calendar days after OneBeacon or Hawkeye-Security obtain the certified amendment to Hawkeye-Security's Articles of Incorporation and Hawkeye-Security obtains a new or amended license from the Department of Insurance of the State of Iowa reflecting such name change in the State of Iowa, OneBeacon shall cause Hawkeye-Security to make all filings necessary to permit Hawkeye-Security to use its new name in the State of Wisconsin, and promptly, but in no event more than forty-five (45) calendar days after OneBeacon or Hawkeye-Security obtain the aforementioned amendment and new or amended license, OneBeacon shall cause Hawkeye-Security to make all filings necessary to permit Hawkeye-Security to use its new name in all other jurisdictions in which Hawkeye-Security is licensed to transact business, prioritizing state filings as reasonably requested by Liberty; it being understood that OneBeacon shall, or shall cause Hawkeye-Security to, promptly upon receipt by OneBeacon or Hawkeye-Security of actual knowledge that Hawkeye-Security's name change is effective, order the aforementioned amendment and new or amended license, and, in doing so, shall seek expedited service, including through the use of an outside third party corporate service provider, in obtaining such amendment and new or amended license. As of the Closing Date, Hawkeye-Security shall be precluded from marketing or issuing insurance policies using the "Hawkeye-Security Insurance Company" name, except to the extent such insurance policies are reinsured under the Peerless Post-Closing Indemnity Reinsurance Agreement or the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement and such use shall be in accordance with the Hawkeye-Security Name and Marks License Agreement. OneBeacon shall use its commercially reasonable best efforts to obtain all consents, approvals, permits or authorizations required to be obtained from Governmental Entities in order to permit Hawkeye-Security to use its new name as promptly as practicable. Once Hawkeye-Security effectuates its name change in any applicable jurisdiction, OneBeacon shall cause it to take all actions necessary to endorse any then in-force insurance policy and any insurance policies issued thereafter by Hawkeye-Security to reflect the company's new name in such jurisdiction, unless some other or additional action is required by law in such jurisdiction, in which case, OneBeacon shall cause Hawkeye-Security to comply with such other or additional requirements in such jurisdiction.

            (b) Following the relinquishment of the "Hawkeye-Security Insurance Company" name, at Liberty's request, OneBeacon shall, and shall cause Hawkeye-Security to, assist and cooperate with the Liberty Group in doing all things necessary or appropriate to amend the Certificates of Authority of an Affiliate of Liberty, so that such Affiliate may use the name "Hawkeye-Security Insurance Company" to the extent required by Section 5.07.

            Section 5.13 INDEPENDENT PRODUCERS. Following the Closing Date, OneBeacon hereby agrees that it shall, and shall cause each OneBeacon Subsidiary to, exercise its rights for Liberty's benefit under any agreement with an Independent Producer (including under any agency agreement, managing general agency agreement, profit sharing agreement or contingent commission agreement) as reasonably requested by Liberty to the extent such rights relate to or arise in respect of the Business, including the cancellation of any existing agency agreement, managing general agency agreement, profit sharing agreement or contingent commission agreement with the concurrent promise to replace such agency agreement, managing general agency agreement, profit sharing agreement or contingent commission agreement with the form of agency agreement, including all addenda, profit sharing agreement and contingent commission agreement currently utilized by each RAM Group Company; PROVIDED, HOWEVER, that Liberty shall indemnify and hold harmless OneBeacon and each OneBeacon Subsidiary from any extra contractual liabilities arising solely as a result of the exercise of such right.

            Section 5.14 ANCILLARY AGREEMENTS. At the Closing, each of the parties shall, and shall cause their respective Subsidiaries (as appropriate) to, execute and deliver to the other parties (as applicable) each of the following Ancillary Agreements to which it is, or they are, a party: (i) the Peerless Post-Closing Indemnity Reinsurance Agreement, (ii) the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement, (iii) the Rewritten Indemnity Reinsurance Agreement, (iv) the OBIC Indemnity Reinsurance Agreement,
(v) the Pre-Closing Serviced Policies Administrative Services Agreement, (vi) the Post-Closing Serviced Policies Administrative Services Agreement, (vii) the Transition Services Agreement, (viii) the RAM Reinsurance Option Agreement, (ix) the Renewal Rights Agreement, (x) the Employee Leasing Agreement, (xi) the Stock Purchase Agreement, (xii) the Lease Agreements, (xiii) the Sublease Agreements,
(xiv) the Assignment and Assumption Agreements, (xv) the License Agreements,
(xvi) the Imaging Transition Services Agreement, (xvii) the Assumption Agreement, (xviii) the Bill of Sale and General Assignment and any other Transfer Documents, and (xix) the Offset Agreements.

            Section 5.15 AGREEMENTS REGARDING TRANSFER AND USE OF OWNED PROPERTY AND LEASED PROPERTY. On the Closing Date, Liberty or an Affiliate and OneBeacon or a OneBeacon Subsidiary (as applicable) shall enter into Lease Agreements having the terms set forth in SCHEDULE 3.17(a) and in the form of Lease Agreement attached hereto as Exhibit N. On the Closing Date, Liberty or an Affiliate and OneBeacon or a OneBeacon Subsidiary (as applicable) shall enter into Sublease Agreements, pursuant to which OneBeacon or such OneBeacon Subsidiary will provide for subleasing to Liberty or such Affiliate, subject to obtaining the required third party consents, of each Leased Property for the period commencing on the Closing Date and ending on the date immediately preceding the expiration date of the underlying lease and upon the terms and subject to the conditions of the underlying lease. At Liberty's option, subject to obtaining the required third party consents, OneBeacon or a OneBeacon Subsidiary (as applicable) and Liberty or an Affiliate shall execute one or more Assignment and Assumption Agreements, in lieu of Liberty's or an Affiliate's subleasing such Leased Properties from OneBeacon or a OneBeacon Subsidiary.

            Section 5.16 PARENT GUARANTY. Parent hereby unconditionally and irrevocably guarantees the prompt and faithful performance and discharge of the obligations, responsibilities, duties and liabilities of OneBeacon under this Agreement and of OneBeacon and the OneBeacon Subsidiaries, as applicable, under the Ancillary Agreements. Parent's guaranty constitutes a guaranty of performance and payment when due and not of collection and is not conditional or contingent upon any attempt to obtain performance by or to collect from, or pursue or exhaust any rights or remedies against, OneBeacon or the OneBeacon Subsidiaries, or any other condition or contingency; PROVIDED, that Parent shall be entitled to raise as a defense all defenses available to be raised by OneBeacon or the OneBeacon Subsidiaries as applicable. This guarantee shall automatically terminate upon the performance and discharge of the obligations, responsibilities, duties and liabilities of OneBeacon and the OneBeacon Subsidiaries under this Agreement and the Ancillary Agreements.

            Section 5.17 INDEPENDENT PRODUCER DELINQUENT BALANCES. As soon as practicable after the information becomes available, OneBeacon shall provide to Liberty a true and correct list of all Independent Producers that, as of November 1, 2001, have Independent Producer Delinquent Balances, including balances under agent loans and for insurance premiums, due any OneBeacon Subsidiary or One Beacon, the amount of such balances and the number of days such balances were outstanding as of such date.

                                   ARTICLE VI.

                           CONDITIONS PRECEDENT TO THE
                             OBLIGATIONS OF LIBERTY

            The obligations of Liberty under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Liberty to the extent permitted by law; PROVIDED, HOWEVER, that Liberty may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by Liberty's failure to use its commercially reasonable best efforts to cause the Closing to occur, as required by Section 5.04.

            Section 6.01 REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Parent and OneBeacon contained in this Agreement shall be true and correct in all material respects (or, with respect to any representation or warranty qualified as to materiality, true and correct in all respects) as of the date of this Agreement, except that the representations and warranties set forth in Sections 3.01, 3.02, 3.03 and 3.06 shall be true and correct in all material respects (or, with respect to any representation or warranty qualified as to materiality, true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Except for the covenants and agreements contained in Section 5.01(d), 5.05(c) or 5.05(d), Parent and OneBeacon shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent or OneBeacon on or prior to the Closing Date.

            (c) On the Closing Date, each of Parent and OneBeacon shall have delivered to Liberty a certificate of such corporation, dated as of the Closing Date and signed on behalf of such corporation by an executive officer of such corporation, as to the matters set forth in this Section 6.01.

            Section 6.02 SECRETARY'S CERTIFICATE. Each of Parent and OneBeacon shall have delivered to Liberty a certificate of the secretary or assistant secretary of such corporation, dated as of the Closing Date, as to the status and signature of its officers who executed and delivered this Agreement and the Ancillary Agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to, in the case of OneBeacon, its charter and by-laws and, in the case of Parent, its comparable organizational documents, and as to its due organization, existence and good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

            Section 6.03 GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from Governmental Entities, including, without limitation, those set forth in SCHEDULE 3.03 and SCHEDULE 4.03 hereto, in connection with the execution and delivery of this Agreement and the Closing shall have been made or obtained, as the case may be, in each case without any conditions, restrictions or limitations which would, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect, except for such consents, approvals, permits and authorizations which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect; PROVIDED, that for the purposes of this Section 6.03, any failure to obtain from the California Department of Insurance any consent, approval, permit or authorization required pursuant to Section 1011(c) of the California Insurance Code shall not be deemed to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect and, in such case, the portion of any transaction contemplated by this Agreement or any Ancillary Agreement requiring such consent, approval, permit or authorization will not become effective until such time as such consent, approval, permit or authorization is obtained from the California Insurance Department.

            Section 6.04 NO INJUNCTION OR ILLEGALITY. No injunction, order, decree or judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in either case restrains or prohibits the Closing; PROVIDED, HOWEVER, that prior to invoking this condition, Liberty shall have used all commercially reasonable best efforts to have any such restraint removed.

            Section 6.05 NO MATERIAL IMPAIRMENT OF SYSTEMS. There shall not have been any event or circumstance that has not been cured on or prior to the Closing Date that, individually or in the aggregate, materially impairs the operating systems, taken as a whole, used in the Business from continuing to perform in a manner necessary for the continued operation of the Business in substantially the manner conducted as of the date of this Agreement.

                                  ARTICLE VII.

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                             OF PARENT AND ONEBEACON

            The obligations of Parent and OneBeacon under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by OneBeacon to the extent permitted by law; PROVIDED, HOWEVER, that OneBeacon may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by OneBeacon's failure to use its commercially reasonable best efforts to cause the Closing to occur, as required by Section 5.04.

            Section 7.01 REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Liberty contained in this Agreement shall be true and correct in all material respects (or, with respect to any representation or warranty qualified as to materiality, true and correct in all respects) as of the date of this Agreement, except that the representations or warranties set forth in Sections 4.01, 4.02 and 4.03 shall be true and correct in all material respects (or, with respect to any representation or warranty qualified as to materiality, true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) Liberty shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Liberty on or prior to the Closing Date.

            (c) On the Closing Date, Liberty shall have delivered to OneBeacon a certificate of Liberty, dated as of the Closing Date and signed on behalf of Liberty by an executive officer of Liberty, as to the matters set forth in this
Section 7.01.

            Section 7.02 SECRETARY'S CERTIFICATE. Liberty shall have delivered to OneBeacon a certificate of the secretary or assistant secretary of Liberty, dated as of the Closing Date, as to the status and signature of its officers who executed and delivered this Agreement and the Ancillary Agreements to which it is a party and any other document delivered by it in connection with the consummation of the transactions contemplated by this Agreement, as to its charter and by-laws, and as to its due organization, existence and good standing.

            Section 7.03 GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from Governmental Entities, including, without limitation, those set forth in SCHEDULE 3.03 and SCHEDULE 4.03 hereto, in connection with the execution and delivery of this Agreement and the Closing shall have been made or obtained, as the case may be, in each case without any conditions, restrictions or limitations which would, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect, except for such consents, approvals, permits and authorizations which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect; PROVIDED, that for the purposes of this Section 7.03, any failure to obtain from the California Department of Insurance any consent, approval, permit or authorization required pursuant to Section 1011(c) of the California Insurance Code shall not be deemed to have a OneBeacon Material Adverse Effect or a Liberty Material Adverse Effect and, in such case, the portion of any transaction contemplated by this Agreement or any Ancillary Agreement requiring such consent, approval, permit or authorization will not become effective until such time as such consent, approval, permit or authorization is obtained from the California Insurance Department.

            Section 7.04 NO INJUNCTION OR ILLEGALITY. No injunction, order, decree or judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in either case restrains or prohibits the Closing;


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PROVIDED, HOWEVER, that prior to invoking this condition, OneBeacon shall have used all commercially reasonable best efforts to have any such restraint removed.

                                  ARTICLE VIII.

                               FURTHER AGREEMENTS

            Section 8.01 ACCESS TO INFORMATION. Following the Closing Date, each of Liberty and OneBeacon shall use its commercially reasonable best efforts to make available to each other such financial and other information related to the Business as each of them may, from time to time, reasonably require to satisfy federal or state regulatory or tax filing or reporting requirements, it being expressly understood and agreed that any such information will be used solely for purposes of satisfying such requirements. Following the Closing Date, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, (i) make available during normal business hours and upon reasonable prior notice any and all personnel in the employ of OneBeacon or the OneBeacon Subsidiaries, as reasonably requested by Liberty or its Affiliates, to respond to inquiries about the conduct of the Business or the operation of the Data Centers and (ii) provide to Liberty copies of, or reasonable access during normal business hours and upon reasonable prior notice to, all of the Books and Records not included in the Transferred Assets; PROVIDED, that such access shall not unreasonably interfere with the operation of the business of OneBeacon and the OneBeacon Subsidiaries. Any information received under clause (i) or (ii) above shall be subject to Section 8.02(a).

            Section 8.02 USE OF INFORMATION(a) Notwithstanding anything to the contrary in this Agreement, on the Closing Date, each OneBeacon Subsidiary and OneBeacon hereby grants to Liberty and Liberty shall acquire for use exclusively in the Business a royalty free, non-exclusive, irrevocable, perpetual, worldwide license to use, operate, modify, perform, display, distribute, sublicense, create derivative works of, aggregate, and copy all of the data or any other forms of information owned by OneBeacon and OneBeacon Subsidiaries after the Closing Date and used in the conduct of the Business, the operation of the Data Centers or that is necessary for the provision of any services by Liberty and its designated Affiliates in accordance with the Administrative Services Agreements, including, but not limited to, (i) historical actuarial information for pricing property and casualty coverages of the type which has been provided to the actuaries for the Business on or prior to the Closing Date, including increased limits factors, premium and loss trends and loss development factors,
(ii) claims settlement systems and other information with respect to the settlement of claims regarding property and casualty insurance coverages for the Business, in both cases including any reproduction thereof or derivative work based thereon, and (iii) other information related to the Business, including information contained in databases or in electronic, optical or other formats; PROVIDED that any such distribution or sublicensing shall only be to, and any such copying shall only be for internal use or for providing copies to, Liberty and its Affiliates or third parties for use in providing services to Liberty and its Affiliates in connection with the conduct of the Business, the operation of the Data Centers or the provision of services required under the Administrative Services Agreements and the Imaging Transition Services Agreement; and PROVIDED FURTHER that Liberty agrees that it will, and will cause its Affiliates to, subject to applicable law, keep such information confidential, other than data or other information (A) that is now or subsequently becomes available to the public through no fault of Liberty or its Affiliates, (B) that Liberty or its


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Affiliates can demonstrate was lawfully in the possession of Liberty or its
Affiliates prior to the Closing Date without any obligation of confidentiality,
(C) that Liberty or its Affiliates can demonstrate was independently developed by Liberty or its Affiliates without the use of OneBeacon's confidential information, (D) rightfully obtained by Liberty or its Affiliates from a source other than OneBeacon, which source has the right to transfer such information to Liberty or its Affiliates without any obligation, fiduciary or otherwise, of confidentiality, or (E) as is otherwise required to be disclosed to third parties in order for Liberty or its Affiliates to conduct the Business, operate the Data Centers, or provide all services by Liberty required under the Administrative Services Agreements and the Imaging Transition Services Agreement, provided that any third party which receives information under this subsection (E) consents to terms of confidentiality that are no less restrictive than those imposed on Liberty hereunder.

            (b) From the date hereof to and including the Closing Date, OneBeacon will not, and will cause the OneBeacon Subsidiaries not to, without the prior written consent of Liberty (which consent shall not be unreasonably withheld or delayed), amend any OneBeacon Privacy Policy if such amendment would materially adversely affect (i) OneBeacon's or one or more of the OneBeacon Subsidiaries', ability to perform its, or their, obligations under this Agreement, (ii) the transactions and the provision of services contemplated hereby or by the Ancillary Agreements or (iii) the RAM Group Companies' ability to receive and use the services provided pursuant to the Transition Services Agreement; PROVIDED, HOWEVER, that nothing in this Section 8.02(b) shall be construed as restricting OneBeacon's or the OneBeacon Subsidiaries' ability to amend any OneBeacon Privacy Policy as necessary to comply with applicable law.

            Section 8.03 NON-COMPETITION, NON-SOLICITATION(a) In consideration of the benefits of this Agreement and the Ancillary Agreements to the OneBeacon Subsidiaries and OneBeacon and in order to induce Liberty to enter into this Agreement, OneBeacon hereby covenants and agrees that:

                  (i) for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, none of the OneBeacon Insurers, OneBeacon, or any of their Affiliates shall, directly or indirectly (including by way of any fronting transaction or by the granting to a third party of a license or other authorization), issue or sell in any state or jurisdiction within the Non-Competition Area, any property and casualty insurance products which are underwritten, issued, sold, renewed or serviced in connection with the Business which (A) bear the brand, name, mark, logo or other identifying words currently used by any OneBeacon Insurer, including the use of the "OneBeacon" name or (B) are issued or sold utilizing the computer systems, employees other than senior management employees of OneBeacon, licenses or other similar infrastructure being used by the OneBeacon Insurers on the date hereof in connection with the Business; it being understood that this Section 8.03(a)(i) shall not apply to insurance policies which are issued or sold by any OneBeacon Insurer through an Independent Producer resident in an Excluded State;

                  (ii) for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, none of the OneBeacon Insurers shall directly or indirectly (including by way of any fronting transaction) issue or sell in any state or jurisdiction within the Non-Competition Area, any property and casualty insurance products which are underwritten, issued, sold, renewed or serviced in connection with the Business; PROVIDED that the foregoing


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

shall be deemed not breached by the acquisition by any of the OneBeacon Insurers of an entity engaging in the property and casualty insurance business or the continued operation of such acquired entity; it being understood that this
Section 8.03(a)(ii) shall not apply to insurance policies which are issued or sold by any OneBeacon Insurer through an Independent Producer resident in an Excluded State;

                  (iii) at any time following the Closing Date, none of the OneBeacon Subsidiaries, OneBeacon or any of their respective Affiliates shall, directly or indirectly, use or transfer or otherwise disclose to any Person (including any Person that becomes an Affiliate of a OneBeacon Subsidiary or OneBeacon at any time following the Closing Date) for the purpose of competing, directly or indirectly, or aiding another to compete, directly or indirectly, with the Business, any proprietary or confidential information about or relating to the Business; PROVIDED, HOWEVER, that to the extent that such information was being used on or before September 5, 2001 to compete with the Business by any Affiliate of OneBeacon other than OneBeacon or the OneBeacon Insurers, such Affiliate shall be permitted to use such information exclusively (i) in connection with the conduct of its insurance operations or (ii) in connection with providing information to third parties in connection with or in anticipation of any corporate transaction not in the ordinary course of business, provided that to the extent any information is provided to any third party in connection with such transaction, such information shall be covered by a confidentiality agreement the terms of which are reasonably acceptable to Liberty, and OneBeacon shall enforce the terms of any such agreement to the extent requested by Liberty and for the benefit of Liberty, it being understood that OneBeacon shall not take advantage of this exception to circumvent the terms and intent of this Section 8.03;

                  (iv) (A) if during the period commencing on the Closing Date and terminating on the second anniversary of the Closing Date, (I) OneBeacon, any OneBeacon Subsidiary or any wholly-owned Subsidiary of Parent acquires directly or indirectly any Person in a transaction that results in such Person becoming an Affiliate of OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent and such Person engages in a Competing Business, and (II) OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent subsequently wishes to divest itself of such Competing Business during such period (whether through the sale or merger of such Person, through a reinsurance or renewal rights transaction involving some or all of such Person's business which includes such Competing Business or otherwise), then OneBeacon shall, and shall cause such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent to, first provide to Liberty the opportunity to offer to purchase the Competing Business, or to the extent the Competing Business constitutes a part of an entity which any such Person seeks to divest, such entity as a whole, following the procedures set forth below in this Section 8.03(a)(iv) prior to negotiating with any other prospective acquirers or entertaining an offer from any other prospective acquirers.

                  (B) If OneBeacon, any OneBeacon Subsidiary or any wholly-owned Subsidiary of Parent decides to offer for sale the Competing Business or such entity, OneBeacon shall, and shall cause such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent to, give written notice to Liberty (the "Sale Notice") which shall invite Liberty to make an offer to OneBeacon, such OneBeacon Subsidiary or such wholly-owned

Subsidiary of Parent for the Competing Business or such entity. Liberty shall have the right, exercisable by its providing a bona fide written proposal to OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent within 40 days following receipt of the Sale Notice (the "Purchase Offer") to purchase the Competing Business or such entity. Any such Purchase Offer shall contain sufficient terms to permit OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent to assess other competing offers as contemplated by the last sentence of Section 8.03(iv)(C). The failure of Liberty to deliver a Purchase Offer within 40 days following receipt of the Sale Notice shall be deemed an election by Liberty not to exercise its right of first offer provided in this Section 8.03(a)(iv).

                  (C) In the event that Liberty provides OneBeacon, any OneBeacon Subsidiary or any wholly-owned Subsidiary of Parent with a Purchase Offer, for a period of 20 days following the receipt of such Purchase Offer, Liberty and OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent shall attempt in good faith to negotiate and execute a binding definitive agreement in respect of the Purchase Offer. If at the end of such 20 day period Liberty or any of its Affiliates and OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent have not executed and delivered a binding definitive agreement, Liberty's right of first offer hereunder shall terminate and OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent may pursue other offers from any other party or parties; PROVIDED, HOWEVER, that if on or prior to the end of such 20 day period Liberty executes and delivers a binding offer in the form of a definitive agreement, then OneBeacon, such OneBeacon Subsidiary or such wholly-owned Subsidiary of Parent may pursue only superior offers from any other party or parties for so long as such offer remains outstanding.

                  (D) Payment by Liberty to OneBeacon under this Section 8.03(a)(iv) shall be made at a closing to be held within ten days of Liberty and OneBeacon entering into a binding definitive agreement in accordance with paragraph (C) above (or, if payments are to be deferred under the terms of such offer, an initial payment shall be made at such closing, unless otherwise provided by the terms of such offer); PROVIDED that if any governmental or regulatory approvals or clearances required to be obtained in connection with such transaction have not been obtained on or prior to such tenth day, then such closing shall be held as promptly as practicable after such approvals and clearances have been obtained.

                  (E) In connection with OneBeacon's obligation to provide, and OneBeacon's obligation to cause the OneBeacon Subsidiaries and the wholly-owned Subsidiaries of Parent to provide, to Liberty a right of first offer pursuant to this Section 8.03(a)(iv), OneBeacon shall, and shall cause the OneBeacon Subsidiaries and the wholly-owned Subsidiaries of Parent to, afford to Liberty and its representatives, upon execution of a customary confidentiality agreement, reasonable access to the books and records and appropriate personnel associated with the Competing Business or entity that is the subject of such offer so that Liberty may conduct customary due diligence of such Competing Business or entity within time frames that permit Liberty to complete its due diligence review within the 40 day period following receipt of the Sale Notice.

                  (v) (A) for the six month period beginning January 1, 2002 and ending June 30, 2002, none of the OneBeacon Subsidiaries, OneBeacon or any of their Affiliates shall, without the prior written consent of Liberty, directly or indirectly, solicit for employment or hire any Transferred Employee employed by Liberty or any of its Affiliates, and (B) for the eighteen month period beginning July 1, 2002 and ending December 31, 2003, none of the OneBeacon


                                       45
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Subsidiaries, OneBeacon or any of their Affiliates shall, without the prior written consent of Liberty, directly or indirectly, solicit for employment any Transferred Employee employed by Liberty or any of its Affiliates; PROVIDED that nothing in this Section 8.03(a)(v) shall prohibit any OneBeacon Subsidiary, OneBeacon or any of their Affiliates from publishing a general solicitation of employment in any newspaper, magazine, trade publication or any other medium or from soliciting or hiring any person whose employment was terminated by Liberty or its Affiliates prior to such solicitation or hiring.

            (b) Notwithstanding any other provisions of this Agreement to the contrary, (A) each OneBeacon Insurer may continue to transact such insurance operations in respect of the Business as are contemplated by the Ancillary Agreements in accordance with the terms of such Ancillary Agreements, (B) the OneBeacon Insurers may continue to underwrite, issue, sell, renew and service property and casualty insurance policies that satisfy the criteria set forth in clause (ii) of the proviso to the definition of "Business" set forth in the Glossary of Terms and (C) each OneBeacon Insurer may continue to transact insurance operations to the extent required by law, it being further understood for the avoidance of doubt that the OneBeacon Insurers shall not take advantage of this exception to circumvent the terms and intent of this Section 8.03; it being further understood that a requirement to issue or sell insurance policies in connection with preserving any Certificate of Authority by any OneBeacon Insurer shall not be considered to be included in this exception.

            (c) Each OneBeacon Subsidiary and OneBeacon specifically agrees that the covenants and agreements in this Section 8.03 are an integral part of the inducement of Liberty to enter into this Agreement and that Liberty (or its successors or assigns) and its Affiliates shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by any OneBeacon Subsidiary, OneBeacon or any of their Affiliates, where applicable, of any provision of this Section 8.03 and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by Liberty in this Section 8.03 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.

            (d) OneBeacon and Liberty agree that in the event that either the substantive restrictions, lengths of time or geographical areas set forth in
Section 8.03(a) are deemed too restrictive by any Governmental Entity of competent jurisdiction, the covenants and agreements in Section 8.03(a) shall be enforceable for such times and within such geographical area as such Governmental Entity may deem reasonable under the circumstances.

            Section 8.04 COOPERATION(a) Following January 1, 2002, Liberty shall cause employees of Liberty and any of its Affiliates, to the extent that such Affiliates are controlled by Liberty, who, prior to employment therewith, were Business Employees, to cooperate, to the fullest extent practicable, with the OneBeacon Subsidiaries at the request of OneBeacon in (i) the defense or commencement of any litigation or arbitration arising out of any event that occurred on or prior to the Closing Date involving the Business, (ii) connection with any regulatory (including insurance and securities) matter relating to the Business, (iii) the defense or prosecution, as the case may be, of any Third Party Claim in accordance with Section 10.03(b) hereof, and (iv) fulfilling such other reasonable requests as shall be made by the OneBeacon


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Subsidiaries in connection with the Business. OneBeacon shall promptly pay to
Liberty or any of its Affiliates all reasonable out-of-pocket expenses of Liberty and its Affiliates incurred as a result of Liberty's or its Affiliates' obligations under this Section 8.04(a).

            (b) Following the Closing Date, OneBeacon shall cause employees of OneBeacon and any of its Affiliates, to the extent that such Affiliates are controlled by OneBeacon, to cooperate, to the fullest extent practicable, with Liberty at the request of Liberty in (i) the defense or commencement of any litigation or arbitration arising out of any event that occurred on or prior to the Closing Date involving the Business, (ii) connection with any regulatory (including insurance and securities) matter relating to the Business, (iii) the defense or prosecution, as the case may be, of any Third Party Claim in accordance with Section 10.03(b) hereof, (iv) connection with any reports, statements or filings required under any federal or state laws or by regulatory authorities, and (v) fulfilling such other reasonable requests as shall be made by Liberty in connection with the Business. Liberty shall promptly pay to such OneBeacon Subsidiary or OneBeacon all reasonable out-of-pocket expenses of such OneBeacon Subsidiary or OneBeacon incurred as a result of their obligations under this Section 8.04(b).

            Section 8.05 TAXES(a) INDEMNITY. OneBeacon agrees to indemnify and hold harmless Liberty and its Affiliates and their respective directors, officers, employees, agents and representatives against the following Taxes, except as provided in Section 8.05(g), and against any expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the OneBeacon Subsidiaries, OneBeacon, the Business, or any of the Transferred Assets with respect to taxable periods ending on or before the Closing Date;
(ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the OneBeacon Subsidiaries or OneBeacon and Taxes imposed on or relating to the Business, or any of the Transferred Assets in each case which are allocable, pursuant to the second paragraph of this subsection, to the portion of such period ending on the Closing Date, provided, however, that Liberty and its Affiliates shall conduct the Business on the Closing Date in its usual manner; (iii) Taxes imposed on any member of any affiliated group with which the OneBeacon Subsidiaries or OneBeacon filed, have filed, or should have filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before the Closing Date, and (iv) Taxes imposed on Liberty and its Affiliates as a result of any breach of warranty or misrepresentation under Article III of this Agreement. Liberty and its Affiliates shall be responsible for Taxes imposed on the Business or the Transferred Assets and associated expenses that are not allocated to OneBeacon pursuant to the first sentence hereof.

            In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                  (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 8.05(g)), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                  (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the OneBeacon Subsidiaries and OneBeacon, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

            (b) TAX RETURNS AND PAYMENTS. (i) From the date of this Agreement through and after the Closing Date, the OneBeacon Subsidiaries and OneBeacon shall be responsible for the preparation and filing or otherwise furnishing in proper form to the appropriate Governmental Entity (or shall cause to be prepared and filed or so furnished) in a timely manner all Tax Returns relating to the OneBeacon Subsidiaries, OneBeacon, the Business, or any of the Transferred Assets that are due on or before or that relate to any taxable period ending on or before the Closing Date (and Liberty and its Affiliates shall do the same for Tax Returns relating to the Business or any of the Transferred Assets with respect to any taxable period ending after the Closing
Date). Tax Returns relating to the Business or any of the Transferred Assets not yet filed for any taxable period that begins before the Closing Date, to the extent that such Tax Returns would have a continuing effect with respect to Liberty or its Affiliates after the Closing Date, shall be prepared in a manner consistent with past practices employed with respect to such Tax Returns (except to the extent counsel for the OneBeacon Subsidiaries and OneBeacon renders a legal opinion that there is no reasonable basis in Law therefor or that a Tax Return cannot be so prepared and filed without being subject to penalties) unless the OneBeacon Subsidiaries or OneBeacon has first obtained the written consent of Liberty and its Affiliates (which consent shall not be unreasonably withheld). With respect to any Tax Return required to be filed by Liberty and its Affiliates or the OneBeacon Subsidiaries and OneBeacon with respect to the Business or any of the Transferred Assets and as to which an amount of Tax is allocable to the other parties under Sections 8.05(a) and 8.05(g), the filing party shall provide the other parties and their authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other parties pursuant to Sections 8.05(a) and 8.05(g), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other parties and their authorized representatives shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return. OneBeacon shall pay or cause to be paid when due and payable all material Taxes (other than Taxes discussed in Section 8.05(g)) with respect to the OneBeacon Subsidiaries, the Business or any of the Transferred Assets, for any taxable period or portion thereof ending on or before the Closing Date and that are required to be paid on or before the Closing Date.

            (c) REFUNDS. Any Tax refund (including any interest with respect thereto) relating to the OneBeacon Subsidiaries, OneBeacon, the Business, or any of the Transferred Assets for any taxable period ending on or prior to the Closing Date, shall be the property of the OneBeacon Subsidiaries and OneBeacon, and if received by Liberty or its Affiliates shall be payable promptly to the OneBeacon Subsidiaries or OneBeacon. Notwithstanding the foregoing sentence: (i) any Tax refund (or equivalent benefit to the OneBeacon Subsidiaries and OneBeacon through a reduction in Tax liability) for a taxable period before the Closing Date arising out of the carryback of a loss or credit incurred by the Business or that relates to any of the Transferred Assets in a taxable period ending after the Closing Date shall be the property of Liberty and its Affiliates and, if received by the OneBeacon Subsidiaries or OneBeacon, shall be payable promptly to Liberty or its Affiliates.

            (d) CONTESTS. (i) After the Closing, Liberty and its Affiliates, on the one hand, and OneBeacon, on the other hand, shall promptly notify the other parties in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding which, if determined adversely to the taxpayer, would be grounds for indemnification by such other parties under this Section 8.05; provided, however, that a failure to give such notice will not affect the rights of a party to indemnification under this Agreement except to the extent, if any, such failure results in a detriment to the indemnifying party.

                  (ii) In the case of an audit or administrative or judicial proceeding that relates to taxable periods ending on or before the Closing Date, provided that OneBeacon acknowledges in writing its liability under this Agreement to hold Liberty and its Affiliates harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to taxable periods ending on or before the Closing Date (or, in the case of any taxable period that includes the Closing Date, against an adjustment allocable under Section 8.05(a) to the portion of such period ending on or before the Closing Date), OneBeacon shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which OneBeacon has acknowledged its liability; Liberty and its Affiliates also may participate in any such audit or proceeding and, if OneBeacon does not assume the defense of any such audit or proceeding, Liberty and its Affiliates may defend the same in such manner as they may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to OneBeacon setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which OneBeacon has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Liberty and its Affiliates would be liable, Liberty and its Affiliates shall have the right, at their expense, to control the audit or proceeding with respect to the latter issues.

                  (iii) With respect to issues relating to a potential adjustment for which OneBeacon (as evidenced by its acknowledgment under this Section 8.05) and Liberty and its Affiliates could be liable, (A) each of the parties may participate in the audit or proceeding, and (B) the audit or proceeding shall be controlled by those parties which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future taxable periods. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Section 8.05 by both Liberty and its Affiliates and OneBeacon.

                  (iv) Neither Liberty and its Affiliates nor OneBeacon shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other parties for such year or a subsequent year without the written consent of the other parties, which consent may not be unreasonably withheld. Liberty and its Affiliates and OneBeacon agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.

            (e) TIME OF PAYMENT. Payment by OneBeacon, on the one hand, or Liberty and its Affiliates, on the other hand, of any amounts due under this
Section 8.05 in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be filed by the indemnified party on which is required to be reported income for a period ending after the Closing Date for which the other party is responsible under this Section 8.05 without regard to whether the Tax Return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between OneBeacon and Liberty and its Affiliates that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Section 8.05 is in respect of costs or expenses other than Taxes, payment by the indemnifying party of any amounts due under this Section 8.05 shall be made within five Business Days after the date when such party has been notified by the indemnified party that the indemnifying party has a liability for a determinable amount under this Section 8.05 and is provided with calculations or other materials supporting such liability.

            (f) COOPERATION AND EXCHANGE OF INFORMATION. Upon the terms set forth in this Section 8.05, OneBeacon, on the one hand, and Liberty and its Affiliates, on the other hand, shall provide and OneBeacon shall cause the OneBeacon Subsidiaries to provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or furnishing reasonably requested information to parties subsequently desiring to purchase all or a part of the Business and the Transferred Assets from Liberty and its Affiliates. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. OneBeacon shall make (and shall cause the OneBeacon Subsidiaries to make) its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the OneBeacon Subsidiaries and OneBeacon, and Liberty and its Affiliates shall retain (or cause to be retained) all Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the OneBeacon Subsidiaries and OneBeacon, the Business, and any of the Transferred Assets for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other parties in writing of such extensions for the respective taxable periods, or
(ii) six years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.05 shall be kept confidential in accordance with Section 5.03 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

            (g) CONVEYANCE TAXES. OneBeacon and Liberty shall share equally any liability for any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The OneBeacon Subsidiaries and OneBeacon, after the review and consent by Liberty and its Affiliates, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Liberty and its Affiliates shall execute and deliver all instruments and certificates necessary to enable the OneBeacon Subsidiaries and OneBeacon to comply with the foregoing. Liberty and its Affiliates shall complete and execute a resale or other exemption certificate with respect to any items sold hereunder, and shall provide the OneBeacon Subsidiaries and OneBeacon with an executed copy thereof.

            (h) BULK TRANSFERS. OneBeacon and Liberty agree to, and shall cause the OneBeacon Subsidiaries and the Affiliates of Liberty, respectively, also to comply timely with any applicable bulk sale provisions, including, but not limited to, any filing or notification provisions relating to the sale of the Business or the Transferred Assets.

            (i) MISCELLANEOUS. (i) OneBeacon and Liberty agree to, and shall cause the OneBeacon Subsidiaries and the Affiliates of Liberty, respectively, also to treat all payments made by either to or for the benefit of the other under this Section 8.05, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the consideration paid or payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant parties on an after-tax basis.

                  (ii) Notwithstanding any provision in this Agreement to the contrary, the obligations of a party to indemnify and hold harmless another party pursuant to this Section 8.05 shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                  (iii) From and after the date of this Agreement, OneBeacon shall not, and shall cause the OneBeacon Subsidiaries not to, without the prior written consent of Liberty and its Affiliates (which consent will not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would affect the Business and the Transferred Assets.

                  (iv) OneBeacon and Liberty and its Affiliates shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this Section 8.05.

            (j) EXCLUSIVITY. Notwithstanding any other provision of this Agreement, except as specifically provided in Section 10.05, any matter related to Taxes shall be governed solely by this Section 8.05.

            (k) CONSISTENT TREATMENT. OneBeacon and Liberty agree that for all purposes (i) the transfer of the Transferred Assets and the Business effected pursuant to this Agreement are a sale by each OneBeacon Subsidiary or OneBeacon (as applicable) of all of its interest in such assets and business, and (ii) the transactions effected by the Indemnity Reinsurance Agreements are reinsurance. OneBeacon and Liberty agree not to, and shall cause the OneBeacon Subsidiaries and the RAM Companies, respectively, not to take any position inconsistent with these positions for Tax purposes unless otherwise required by a Final Determination as defined in Section 1313 of the Code or any similar or analogous provision of state or local law.

            (l) ALLOCATION OF CONSIDERATION. The parties agree that the consideration payable by Liberty to OneBeacon at the Closing pursuant to this Agreement shall be allocated in accordance with Section 1060 of the Code and Treasury Regulation 1.1060-1. Within 120 days after the Closing Date, but at least 60 days before the due date (including extensions) of the Federal Income Tax Return on which the OneBeacon Subsidiaries and OneBeacon report the transaction contemplated by this Agreement, the OneBeacon Subsidiaries, OneBeacon, the RAM Group Companies and Liberty shall mutually agree (such agreement not to be unreasonably withheld) as to the allocation of such consideration among the Transferred Assets and the Business in accordance with
Section 1060 of the Code and Treasury Regulation 1.1060-1. Liberty shall be responsible for (i) the preparation of the workpapers which allocate such consideration, (ii) timely providing such workpapers to the OneBeacon Subsidiaries and OneBeacon for their review in connection with granting their approval of the allocation, and (iii) the preparation of all the OneBeacon Subsidiaries', OneBeacon's, the RAM Group Companies' and Liberty's Forms 8594, Asset Acquisition Statement, under Section 1060 of the Code, reflecting Liberty's acquisition of the Transferred Assets and the Business.

            (m) (i) All Taxes and Tax Returns relating to the Company and the Subsidiary (as such terms are defined in the Stock Purchase Agreement) shall be governed solely by the Stock Purchase Agreement.

                  (ii) In the event that the treatment under this Section 8.05 of state Taxes that are levied on insurance premiums and that are (A) either (1) attributable to taxable periods or portions thereof beginning on or after the Closing or (2) attributable to premiums paid after the Closing and (B) specifically included in the definition of Cedent's Expenses or RAM's Expenses, as applicable, is inconsistent with the treatment of such Taxes as provided under Section 4.2 of the Peerless Post-Closing Indemnity Reinsurance Agreement,
Section 4.2 of the Liberty Northwest Post-Closing Indemnity Reinsurance Agreement, Section 4.2 of the RAM Indemnity Reinsurance Agreement, Section 4.2 of the OBIC Indemnity Reinsurance Agreement, Section 4.2 of the Liberty Northwest Indemnity Reinsurance Agreement or Section 4.2 of the Rewritten Indemnity Reinsurance Agreement, the treatment of such Taxes shall be governed solely by such other provisions.

                  (iii) In the event that the treatment under this Section 8.05 of withholding, social security, FICA, FUTA and similar employment taxes that are specifically addressed in Article VII of the Employee Leasing Agreement is inconsistent with the treatment of such Taxes as provided under Article VII of the Employee Leasing Agreement, the treatment of such Taxes shall be governed solely by Article VII of the Employee Leasing Agreement.

                  (iv) In the event the treatment under this Section 8.05 of any payments of or relating to property taxes or taxes on rent specifically addressed in the Lease or Sublease

Agreements is inconsistent with the treatment of such payments as provided in such Lease or Sublease Agreements, the treatment of such payments shall be governed solely by such Lease or Sublease Agreements.

                  (v) In the event that the provisions of this Section 8.05 governing the preparation and filing of Tax Returns are inconsistent with the provisions of any Ancillary Agreement specifically addressing the preparation and filing of certain Tax Returns, the provisions of such other agreements shall govern with respect to such specifically identified Tax Returns.

            Section 8.06 INTERNET USAGE. OneBeacon acknowledges that Liberty intends to establish, or has established, its own Internet web site for purposes of carrying on the Business and, at Liberty's request, OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, cease operation of the relevant segments of their Internet sites with regard to the Business, including, without limitation, the Web Site located at www.npoa.com. In addition, during the term of the Transition Services Agreement OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, forward visitors from the relevant Internet sites operated by OneBeacon and the OneBeacon Subsidiaries to the Internet sites designated by Liberty.

            Section 8.07 ASSIGNMENT OF RIGHTS. (a) OneBeacon shall, and shall cause Parent to, provide Liberty the benefits of Parent's indemnification rights under Article VIII of the Stock Purchase Agreement, dated as of September 24, 2000, among CGU International Holdings Luxembourg S.A., White Mountains, ET AL., to the extent such rights relate to the Business or the Transferred Assets, including exercising such rights for the benefit of Liberty and forwarding to Liberty all funds received therefrom, net of taxes and other expenses incurred in connection with the exercise of such right; PROVIDED, HOWEVER, that OneBeacon and Parent shall not be required to provide the foregoing to the extent Liberty has been indemnified by OneBeacon for the matter for which Parent or OneBeacon would be entitled to indemnification under such agreement.

            (b) OneBeacon shall, and shall cause each of its Affiliates to, provide to Liberty the benefits of OneBeacon's or any such Affiliate's rights under any contract or agreement of OneBeacon or any of its Affiliates, including all amendments and addenda thereto, limiting the ability of any Person to compete in respect of the Business following the Closing, including exercising such non-compete rights for the benefit of Liberty.

            Section 8.08 TRANSITION PLAN. Attached as Exhibit K hereto is the Transition Plan. Following the Closing Date, Liberty will, and will cause the RAM Group Companies to use their reasonable efforts to implement the Transition Plan in accordance with its terms, it being understood that Liberty shall be permitted, upon prior notice to OneBeacon, to modify the terms of the Transition Plan if it reasonably determines that such modification is reasonable in light of the circumstances existing with respect to the Business at any time.

            Section 8.09 CONFIDENTIALITY. (a) In addition to, and not in limitation of, OneBeacon's and its Affiliates' and Subsidiaries' confidentiality obligations under the Confidentiality Agreement, the Ancillary Agreements and Section 8.03(a)(iii), OneBeacon shall, and shall cause the OneBeacon Subsidiaries to, maintain as confidential all information to the extent such information relates to the Business, including business practices, marketing strategies, marketing relationships, product development and customer lists, and except as contemplated by this Agreement and the Ancillary Agreements, shall not use such information, except as required by law or administrative or judicial process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 8.09(a), for any purpose other than for the performance of OneBeacon's and the OneBeacon Subsidiaries' respective obligations under this Agreement and the Ancillary Agreements for so long as this Agreement or any Ancillary Agreement remains in effect.

            (b) If OneBeacon is requested or required to disclose any such information pursuant to any judicial or administrative process, then OneBeacon shall promptly notify Liberty in writing of such request or requirement. Liberty shall either (i) promptly seek protective relief from such disclosure obligation or (ii) direct OneBeacon to comply with such request or requirement. OneBeacon shall cooperate with efforts of Liberty to maintain the confidentiality of such information or to resist compulsory disclosure thereof but any reasonable out-of-pocket expenses incurred by OneBeacon shall be reimbursed by Liberty. If, after a reasonable opportunity to seek protective relief, such relief is not obtained by Liberty, or if Liberty fails to obtain such relief, OneBeacon may disclose such portion of such information that OneBeacon reasonably believes, it is legally obligated to disclose.

            (c) The obligations of OneBeacon and the OneBeacon Subsidiaries set forth in this Section 8.09 shall terminate with respect to any particular confidential information 30 months from the later of (a) the Closing Date, and
(b) the date such confidential information is first known to, or comes into the possession of, OneBeacon or the OneBeacon Subsidiaries.

            Section 8.10 SECURITY OF COMPETITIVE DATA. The obligations contained in this Agreement and the Ancillary Agreements require that parties have access to certain Confidential Data of the other parties. The parties acknowledge that each party wishes to ensure the security of its Confidential Data in order to protect its competitive position. The parties will impose appropriate safeguards to ensure that employees responsible for developing the underwriting, marketing or claims policy in the Excluded States of one party shall not have access to any Confidential Data of the other that is less than one year old. Notwithstanding anything to the contrary in this Agreement, it is understood that the sole remedy for any breach of this section will be a termination of the access to said Confidential Data.


                                   ARTICLE IX.

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS

            Section 901 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. (a) The representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing only for purposes of Article X and shall terminate at the close of business on the second anniversary of the Closing Date, except that the representations and warranties contained in Sections 3.01 through 3.03 and Sections 4.01 through 4.03 shall survive indefinitely and the representations and warranties contained in

Section 3.06 and Section 3.10 shall terminate upon expiration of the applicable statutes of limitations.

            (b) All covenants and agreements made by the parties to this Agreement in this Agreement which contemplate performance following the Closing Date, and all covenants which were to be performed prior to the Closing Date but which were not so performed, shall survive the Closing Date. All other covenants and agreements in this Agreement shall not survive the Closing Date and shall terminate as of the Closing.

                                   ARTICLE X.

                                 INDEMNIFICATION

            Section 10.01 INDEMNIFICATION BY ONEBEACON. (a) Except with respect to Tax matters which will be governed exclusively by Section 8.05, from and after the Closing, OneBeacon agrees to indemnify Liberty and its Affiliates and their respective Representatives and hold them harmless from any Indemnifiable Losses suffered or incurred by any such indemnified party, to the extent arising from (i) any breach of any representation or warranty of Parent or any of the OneBeacon Group contained in this Agreement, the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreement or in any certificate delivered pursuant hereto or thereto, (ii) any breach of any covenant or agreement of Parent or any of the OneBeacon Group contained in this Agreement, the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreement, (iii) any Environmental Claim to the extent arising out of or related to the conditions of the Leased Properties, the Owned Properties or any OneBeacon Subsidiaries' or OneBeacon's operations in respect of the Business prior to Closing, (iv) the "Colossus" claims system or the "Accenture" claims workstation owned or used by OneBeacon or the OneBeacon Subsidiaries to the extent such Indemnifiable Loss results from OneBeacon's or the OneBeacon Subsidiaries' use of such systems or the termination of the use of such systems or (v) any Excluded Liability, in each case, subject, in the cases of clauses (i) and (ii) above, to Section 10.06, without regard as to whether such Indemnifiable Loss exists on the Closing Date or arises at any time thereafter. For purposes of Article X, the representations and warranties of OneBeacon contained in this Agreement (other than those representations and warranties set forth in Sections 3.03, 3.04 and 3.B.3 of this Agreement) shall be deemed not to be qualified by any OneBeacon Material Adverse Effect or Liberty Material Adverse Effect qualifications or other limitations as to materiality.

            (b) Notwithstanding the foregoing or any provision of the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreement to the contrary, OneBeacon shall not be required to indemnify Liberty and its Affiliates, and OneBeacon shall not have any liability:

                  (i) under clause (i) of Section 10.01(a) unless the aggregate of all Indemnifiable Losses for which OneBeacon would, but for this clause (i) of Section 10.01(b), be liable thereunder exceeds $1,500,000, and then only to the extent of any such excess;

                  (ii) under Section 10.01(a) for any Indemnifiable Losses that are Special Damages, unless the aggregate of all such Special Damages for which OneBeacon would, but for this clause (ii) of Section 10.01(b), be liable thereunder exceeds $5,000,000 and then only to the extent of any such excess;

                  (iii) (A) under clause (i) of Section 10.01(a) and (B) for any Indemnifiable Losses that are Special Damages arising from a breach of a covenant or agreement under the Transition Services Agreement, in excess of $50,000,000 in the aggregate; and

                  (iv) under Section 10.01(a) to the extent the liability or obligation is directly attributable to any action taken or omitted to be taken by Liberty or any of its Affiliates.

            Section 10.02 INDEMNIFICATION BY LIBERTY(a) Except with respect to Tax matters which will be governed exclusively by Section 8.05, from and after the Closing, Liberty agrees to indemnify OneBeacon and its Affiliates and each of their respective Representatives against and hold them harmless from any Indemnifiable Losses suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of any of the Liberty Group contained in this Agreement, the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreement or in any certificate delivered pursuant hereto or thereto, (ii) any breach of any covenant or agreement of any of the Liberty Group contained in this Agreement, the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreement or (iii) any Assumed Liability, in each case, subject, in the case of clauses (i) and (ii) above, to Section 10.06, without regard as to whether the Indemnifiable Loss exists on the Closing Date or arises at any time thereafter. For purposes of this Article X, the representations and warranties of Liberty contained in this Agreement (other than those representations and warranties set forth in Section 4.03 of this Agreement) shall be deemed not to be qualified by any Liberty Material Adverse Effect qualifications or other limitations as to materiality.

            (b) Notwithstanding the foregoing or any provision of the License Agreements, the Imaging Transition Services Agreement or the Transition Services Agreements to the contrary, Liberty shall not be required to indemnify OneBeacon and its Affiliates, and Liberty shall not have any liability:

                  (i) under clause (i) of Section 10.02(a) unless the aggregate of all Indemnifiable Losses for which Liberty would, but for this clause (i) of
Section 10.02(b), be liable thereunder exceeds $1,500,000, and then only to the extent of any such excess;

                  (ii) under clause (i) of Section 10.02(a) in excess of $50,000,000 in the aggregate; and

                  (iii) under Section 10.02(a) to the extent the liability or obligation is directly attributable to any action taken or omitted to be taken by OneBeacon or any of its Affiliates.

            Section 10.03 INDEMNIFICATION PROCEDURES. (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, such Indemnified Party must notify the other party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within ten (10) Business Days after such Indemnified Party learns of the Third Party

Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim) and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, (i) it shall be conclusively established for purposes of this Agreement that the claims made in such Third Party Claim are within the scope of and subject to indemnification and (ii) the Indemnifying Party will not as long as it legitimately conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not legitimately assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall have no liability with respect to any compromise or settlement of such claims effected without its written consent (such consent not to be unreasonably withheld); the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; PROVIDED, HOWEVER, that an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies.

            (c) OneBeacon and Liberty shall mitigate or otherwise minimize any Indemnifiable Losses with respect to which one party is obligated to indemnify the other party hereunder in accordance with the requirements of applicable laws, including common law, relating to contractual obligations.

            (d) The indemnities provided in this Agreement shall survive the Closing; PROVIDED, HOWEVER, that the indemnities provided under Sections 10.01(a)(i) and 10.02(a)(i) shall terminate when the applicable representation or warranty terminates pursuant to Article IX or the applicable Ancillary Agreement, except as to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party. Notwithstanding anything to the contrary in this Agreement, the indemnity provided in Sections 10.01 and 10.02 shall be the sole and exclusive remedy of the Indemnified Party against the Indemnifying Party at law (but not in equity) under this Agreement; PROVIDED, that, notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, no party hereunder or thereunder shall be prevented from commencing an action based on fraud. In furtherance of the foregoing, each of OneBeacon and Liberty hereby waives any and all rights, claims and causes of action at law (but not in equity) such Person or any of its Affiliates, directors, officers, employees, agents and representatives may have against Liberty or OneBeacon, respectively, arising under or based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article X and an action based on fraud).

            Section 10.04 TAX MATTERS. Notwithstanding any provision contained in this Article X, except as specifically provided in Section 10.05, any matter related to Taxes shall be governed solely by Section 8.05.

            Section 10.05 CALCULATION OF LOSSES. The amount of any Indemnifiable Loss for which indemnification is provided under this Article X shall be (a) net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Indemnifiable Loss (including to the extent such Indemnifiable Loss is reinsured by OneBeacon, Liberty or any of their respective Affiliates under the Indemnity Reinsurance Agreements) PROVIDED, that the Indemnified Party shall use commercially reasonable best efforts to collect the claim proceeds under such insurance policies with respect to such Indemnifiable Loss prior to seeking indemnification for such Indemnified Loss under this Article X and (b) with respect to this Agreement, the License Agreements, the Transition Services Agreement and the Imaging Transition Services Agreement, net of any damages recovered with respect to Indemnifiable Losses arising from the same occurrence under any of such agreements, and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any Indemnifiable Loss.

            Section 10.06 WAIVER. If no less than two (2) Business Days prior to the Closing, Parent or OneBeacon, on the one hand, or Liberty, on the other hand (the "Notifying Party"), provides written notice specifically identifying this
Section 10.06 to the other party (the

"Waiving Party"), by delivering such written notice, along with supporting documentation, to one of the individuals set forth on SCHEDULE 10.06 with respect to the Waiving Party, of any breach by the Notifying Party of any representation, warranty or covenant contained in this Agreement or any Ancillary Agreement, the effect of which breach is a failure of any condition to the Waiving Party's obligations set forth in Article VI or Article VII, and the Waiving Party proceeds with the Closing, the Waiving Party shall be deemed to have waived such breach and the Waiving Party and its successors, assigns and Affiliates shall not be entitled to be indemnified pursuant to Article X, to sue for damages or to assert any other right or remedy for any Indemnifiable Losses directly arising from such breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

            Section 10.07 INTERPRETATION OF REPRESENTATIONS AND WARRANTIES. Liberty acknowledges that none of OneBeacon, the OneBeacon Subsidiaries or any other Person has made any representation or warranty, expressed or implied, as to, and Liberty has not relied upon, the accuracy or completeness of any information regarding OneBeacon and the OneBeacon Subsidiaries furnished or made available to them or their Representatives, except as expressly set forth in this Agreement or the Ancillary Agreements or any certificate delivered pursuant hereto or thereto. Notwithstanding anything in this Agreement or the Ancillary Agreements to the contrary, no representation or warranty contained herein shall affect the interpretation or limit the application of any other representation or warranty contained herein or in the Ancillary Agreements.

                                   ARTICLE XI.

                          TERMINATION PRIOR TO CLOSING

            Section 11.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

            (a) by OneBeacon or Liberty in writing, if there shall be any order, injunction or decree of any Governmental Entity which prohibits or restrains the parties from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable; PROVIDED that prior to termination under this Section 11.01(a), the party seeking to terminate this Agreement shall have used commercially reasonable best efforts to have such order, injunction or decree vacated;

            (b) by OneBeacon in writing, if the Closing has not occurred on or prior to April 30, 2002, unless due to the failure of OneBeacon to materially perform each of its respective obligations under this Agreement on or prior to the Closing Date;

            (c) by Liberty in writing, if the Closing has not occurred on or prior to April 30, 2002, unless due to the failure of Liberty to materially perform each of its obligations under this Agreement on or prior to the Closing Date;

            (d) by OneBeacon, if the conditions set forth in Section 7.01 shall have become incapable of fulfillment, and shall not have been waived by OneBeacon, PROVIDED, that


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OneBeacon is not, as of the date it seeks to terminate this Agreement, in material breach of its obligations hereunder;

            (e) by Liberty, if the conditions set forth in Section 6.01 shall have become incapable of fulfillment, and shall not have been waived by Liberty, PROVIDED, that Liberty is not, as of the date it seeks to terminate this Agreement, in material breach of its obligations hereunder; or

            (f) at any time on or prior to the Closing Date, by mutual written consent of OneBeacon and Liberty.

            Section 11.02 TERMINATION PROCEDURE. In the event of termination by Liberty or OneBeacon pursuant to Section 11.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Liberty shall return all documents and other material received from OneBeacon and its Affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to OneBeacon; and

                  (ii) all confidential information received by Liberty with respect to the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

            Section 11.03 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for the provisions of Sections 5.03, 5.08, this Section 11.03 and Article XII, and except that no termination pursuant to this Article XI shall relieve any party from any liability for any breach of this Agreement prior to such termination.

                                  ARTICLE XII.

                               GENERAL PROVISIONS

            Section 12.01 PUBLICITY. Except as may otherwise be required by applicable law, regulation or obligations pursuant to any listing agreement with any national securities exchange, no press release or public announcement, including, without limitation, any presentation to a rating agency or the investment community, concerning this Agreement or the transactions contemplated hereby shall be made by OneBeacon or Parent, on the one hand, or Liberty on the other hand, prior to the Closing Date without advance approval thereof by the other party, such approval not to be unreasonably withheld. The parties hereto shall cooperate with each other in making any press release or public announcement concerning the Business on or prior to the Closing Date.


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

            Section 12.02 DOLLAR REFERENCES. All dollar references in this Agreement are to, and all transactions under this Agreement shall be in, the currency of the United States.

            Section 12.03 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) with a duplicate copy sent by overnight courier (providing proof of delivery) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

            (a)  If to Liberty:

                    Liberty Mutual Insurance Company
                    175 Berkeley Street
                    Boston, Massachusetts  02117
                    Attention:  General Counsel
                    Facsimile:  (617) 574-5805


                    With a concurrent copy to:

                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                    125 West 55th Street
                    New York, New York  10019-5389
                    Attention: John M. Schwolsky or Michael Groll
                    Facsimile: (212) 424-8500

            (b)  If to Parent or OneBeacon:

                    c/o
                    OneBeacon Corporation
                    One Beacon Street
                    Boston, Massachusetts  02108
                    Attention:  General Counsel
                    Facsimile:  (617) 725-7177

                    With concurrent copies to:

                    Dewey Ballantine LLP
                    1301 Avenue of the Americas
                    New York, New York  10019
                    Attention: William W. Rosenblatt
                    Facsimile: (212) 259-6333

                    and

                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, New York  10019


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

                    Attention:   Philip A. Gelston
                    Facsimile:  (212) 474-3700

            Any party may, by notice given in accordance with this Section 12.03 to the other parties, designate another address or person for receipt of notices hereunder, provided that notice of such a change shall be effective upon receipt.

            Section 12.04 ENTIRE AGREEMENT. This Agreement (including the Appendix, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto; PROVIDED, HOWEVER, that the Confidentiality Agreement (except with respect to paragraph 9 thereof) shall remain in full force and effect in accordance with its terms except as contemplated by Section 5.03 prior to the Closing. Without limiting the foregoing, subject to applicable law, the parties agree that this Agreement and the Ancillary Agreements and the Schedules, Appendices, and Exhibits hereto and thereto shall be kept confidential to the extent required by and in accordance with the terms of this Agreement.

            Section 12.05 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of Parent, OneBeacon and Liberty or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Subject to Article X, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

            Section 12.06 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED AS TO FORMATION, PERFORMANCE, INTERPRETATION AND ENFORCEMENT BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

            Section 12.07 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; PROVIDED, that upon prior written notice to OneBeacon or Parent, Liberty may assign to any of its Affiliates all or any part of its rights, interests or obligations under this Agreement; PROVIDED, FURTHER, that no such assignment shall relieve Liberty of any liability under this Agreement. It being understood for the avoidance of doubt that in the event a party shall merge or consolidate with another Person or enter into a business combination with another Person, such merger, consolidation or business combination shall not be deemed to be an assignment and, accordingly, no consent of any Person shall be required hereunder.


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            Section 12.08 INTERPRETATION. (a) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

            (b) For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The terms "transactions contemplated by this Agreement" and "transactions contemplated hereby" shall include the sale and purchase of the Transferred Assets, the assumption of the Assumed Liabilities and the execution, delivery and performance by the parties thereto of the Ancillary Agreements and any other agreements contemplated hereby or thereby. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

            (c) No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

            Section 12.09 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of any OneBeacon Subsidiary or any Affiliate of any OneBeacon Subsidiary), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            Section 12.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

            Section 12.11 EXHIBITS AND SCHEDULES. The Exhibits, the Appendix and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits, Appendices and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Except as noted specifically on a Schedule, which notification must make specific reference to another Schedule, the inclusion of a matter or item in any Schedule to this Agreement shall not, for any purpose of this Agreement, be deemed to be the inclusion of such matter or item in any other Schedule to this Agreement.

            Section 12.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


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            Section 12.13 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of Parent, OneBeacon and Liberty directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

            Section 12.14 EQUITABLE REMEDIES. Liberty, OneBeacon and Parent acknowledge and agree that money damages may not be a sufficient remedy for any breach of this Agreement by Liberty, OneBeacon or Parent, as the case may be, and that Liberty, OneBeacon and Parent, as the case may be, shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any breach by Liberty, OneBeacon or Parent, as the case may be, and that the party that is in breach shall not oppose the granting of such equitable relief. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to the other remedies available to a party pursuant to Article X of this Agreement.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              ONEBEACON CORPORATION


                                  By:
                                      -------------------------------
                                      Name:
                                      Title:


                                  WHITE MOUNTAINS INSURANCE GROUP, LTD.
                                      Solely for purposes of Articles III.B,
                                      VI, VII and XII and Sections 5.07,
                                      5.16, 8.03 and 8.07.


                                  By:
                                      -------------------------------
                                      Name:
                                      Title:


                                  LIBERTY MUTUAL INSURANCE COMPANY


                                  By:
                                      -------------------------------
                                      Name:
                                      Title:



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